Exhibit 1.1

Republic of South Africa

Companies Act, 2008

MEMORANDUM OF INCORPORATION

Name of company: Sasol Limited

Registration No.: 1979/003231/06

This MOI was adopted by Special Resolution passed on 30 November 2012 in substitution for the existing memorandum of incorporation of the Company.

1.                                      INTERPRETATION

In this MOI, -

1.1.                            words that are defined in the Companies Act (which are contained in Schedule 1 for easy reference but which do not form part of this MOI for purposes of interpretation) but not defined in this MOI will bear the same meaning in this MOI as in the Companies Act read where necessary with definitions in the Listings Requirements. For ease of reading, such terms have been capitalised in this MOI;

1.2.                            unless the context otherwise requires –

1.2.1.                                          “Companies Act” means the Companies Act, 2008, as amended or any legislation which replaces it;

1.2.2.                                          “Company” means Sasol Limited (or by whatever other name it may be known from time to time), registration number 1979/003231/06, being a pre-existing Public Company incorporated under the Companies Act, 1973;

1.2.3.                                          “Company Secretary” means the secretary of the Company appointed in terms of section 86 as contemplated in clause 32;

1.2.4.                                          “Deliver” means deliver in the manner in which the Company is entitled to give notice or deliver documents in accordance with clause 35 (Notices), the Companies Act and the Regulations;

1.2.5.                                          “Electronic Address” means any address or contact number furnished to the Company by the Holder or holder of Beneficial Interests in the Securities of the Company to which the Company can send Electronic Communication;

1.2.6.                                          “Equity Securities” means equity securities as defined in the Listings Requirements;

1.2.7.                                          “Holder” means the registered holder of Securities;

1.2.8.                                          “Ineligible or Disqualified” means ineligible or disqualified as contemplated in the Companies Act (a list of which is in Schedule 4 for easy reference but which does not form part of this MOI for purposes of interpretation) or as contemplated in clause 23.1.11 which shall apply not only to Directors and Alternate Directors but also to members of Board committees and members of Audit committees and Prescribed Officers and the Company Secretary;

1.2.9.                                          “JSE” means the exchange  operated by JSE Limited, (Registration No. 2005/022939/06) (or any other name by which it may be known in the future) or its successor body;

1.2.10.                                   “Listings Requirements” means the listings requirements of the JSE from time to time;

1.2.11.                                   “MOI” means this Memorandum of Incorporation;

1.2.12.                                   “Ordinary Share” means no par value ordinary Shares in the Company’s Share capital, listed on the JSE;

1.2.13.                                   “Participant” means a depository institution accepted by a Central Securities Depository as a participant in the Securities Services Act;

1.2.14.                                   “Preferred Ordinary Share” means no par value Shares in the Company’s Share capital designated as “Preferred Ordinary Shares”, having the rights, privileges and conditions set out in clause 39;

1.2.15.                                   “Regulations” means regulations published pursuant to the Companies Act from time to time;

1.2.16.                                   “Sasol BEE Ordinary Shares” means no par value Shares in the Company’s Share capital designated as “Sasol BEE Ordinary Shares”, having the rights, privileges and restrictions set out in clauses 40 to 47;

1.2.17.                                   “Securities Services Act” means the Securities Services Act, 2004;

1.2.18.                                   “Uncertificated Securities” means securities as defined in the Securities Services Act which are by virtue of the Companies Act transferable without a written instrument and are not evidenced by a certificate;

1.2.19.                                   “Writing” includes Electronic Communication but as regards any Holder entitled to vote, only to the extent that such Holder has notified the Company of an Electronic Address and “Written” shall be construed accordingly;

1.3.                            any reference to an enactment is to that enactment as at the date on which this MOI is adopted and as amended or re-enacted from time to time and includes any subordinate legislation made from time to time under such enactment. Any reference to a particular section in an enactment is to that section as at the date on which this MOI is adopted, and as amended or re-enacted from time to time and/or an equivalent measure in an enactment, provided that if as a result of such amendment or re-enactment, the specific requirements of a section referred to in this MOI are changed, the relevant provision of this MOI shall be read also as if it had been amended as necessary, without the necessity for an actual amendment;

1.4.                            to the extent that any provisions of this MOI are based on any unalterable provisions of the Companies Act or the Regulations and any of those unalterable provisions are amended, the Board is authorised to amend this MOI to reflect such amendments (which amendments will apply to the Company by operation of law), in addition to its rights to amend the MOI in terms of section 17, and in so doing eliminate the risk that if there is a conflict between any provision of this MOI and the unalterable provisions of the Companies Act or the Regulations, as amended, the relevant provision of this MOI will be void to the extent that it contravenes, or is inconsistent with, the amended unalterable provisions of the Companies Act or the Regulations, as the case may be;

1.5.                            if any of the provisions of this MOI have been included as a consequence of the Company’s obligations under the listings Requirements, and the JSE –

1.5.1.                                          amends and relaxes any of those Listings Requirements, this MOI shall be read with reference to such relaxed standard/s;

1.5.2.                                          deletes any of those Listings Requirements, this MOI shall be read as if those provisions of the MOI had been deleted;

1.6.                            references to Holders represented by proxy shall include Holders entitled to vote represented by an agent appointed under a general or special power of attorney;

1.7.                            references to Holders entitled to vote Present at a Meeting or acting in Person shall include Juristic Persons represented by a duly authorised representative or acting in the manner prescribed in the Companies Act;

1.8.                            all references to “section/s” in this MOI refer to the sections of the Companies Act unless the context indicates otherwise;

1.9.                            the headings are for reference purposes only and shall not affect the interpretation of this MOI;

1.10.                     words in the singular number shall include the plural, and words in the plural number shall include the singular, words importing the masculine gender shall include the female gender, and words importing Persons shall include created entities (corporate or not);

1.11.                     if any term is defined within the context of any particular clause in the MOI, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this MOI, notwithstanding that that term has not been defined in this interpretation provision;

1.12.                     save to the extent that item 4(4) of Schedule 5 may permit this MOI to prevail, if the provisions of this MOI are in any way inconsistent with the provisions of the Companies Act, the provisions of the Companies Act shall prevail, and this MOI shall be read in all respects subject to the Companies Act;

1.13.                     in respect of the Preferred Ordinary Shares, if there is a conflict between the rights, privileges and restrictions set out in clause 39 applicable to the Preferred Ordinary Shares and the remainder of this MOI, the provisions of clause 39 will prevail;

1.14.                     in respect of the Sasol BEE Ordinary Shares, if there is a conflict between the rights, privileges and restrictions set out in clauses 40 to 47 applicable to the Sasol BEE Ordinary Shares and the remainder of this MOI, the provisions of clauses 40 to 47 will prevail;

1.15.                     the rule of construction that a contract shall be interpreted against the party responsible for the drafting or preparation of the contract, shall not apply to this MOI;

1.16.                     if and for so long as the Company might be a Wholly-owned Subsidiary, nothing shall be read or interpreted as removing or restricting the rights granted to such a company in terms of section 57(2).

2.                                      CALCULATION OF BUSINESS DAYS

When a particular number of Business Days is provided for between the happening of one event and another, the number of days must be calculated by —

2.1.                            excluding the day on which the first such event occurs;

2.2.                            including the day on or by which the second event is to occur; and

2.3.                            excluding any public holiday (gazetted in South Africa from time to time), Saturday or Sunday that falls on or between the days contemplated in clauses 2.1 and 2.2 respectively.

3.                                      PUBLIC COMPANY

The Company is a Public Company as it is not a Private Company or a State-Owned Company or a Personal Liability Company.

4.                                      POWERS AND CAPACITY OF THE COMPANY

4.1.                                 The Company has the powers and capacity of an Individual.

4.2.                            No Special Resolution may be put to Holders to ratify any action by the Company or the Directors that is inconsistent with any limit, restriction or qualification regarding the purposes, powers or activities of the Company, or the authority of the Directors to perform an act on behalf of the Company, if that action was contrary to the Listings Requirements, unless otherwise agreed with the JSE.

4.3.                            Notwithstanding the omission from this MOI of any provision to that effect, the Company may do anything which the Companies Act and the Listings Requirements empower it to do if so authorised by its MOI.

4.4.                            The following corporate actions shall be undertaken in accordance with the Listings Requirements –

4.4.1.                                          issues of Securities (including options) for cash;

4.4.2.                                          repurchases of Securities; and

4.4.3.                                          alterations of authorised Securities and rights attaching to classes of Securities.

5.                                      AMENDMENTS TO THE MOI

5.1.                            Save for correcting errors substantiated as such from objective evidence or which are self evident errors (including, but without limitation ejusdem generis, spelling, punctuation, reference, grammar or similar defects) in the MOI, which the Board is empowered to do, and the circumstances contemplated in clauses 1.4 and 1.5, all other amendments of the MOI shall be effected in accordance with section 16(1) and a Special Resolution passed by the relevant Holders.

5.2.                            If errors in the MOI are corrected as referred to in clause 5.1, the Board shall either:

5.2.1.                                          publish a copy of any such correction effected by the Board on the Company’s website; or

5.2.2.                                          furnish Shareholders with Written notice of such correction effected by the Board,

within 14 (fourteen) days after filing the notice of alteration with the Commission.

6.                                      THE MAKING OF RULES

The Directors’ power to make, amend or repeal Rules as contemplated in section 15(3) is prohibited.

7.                                      AUTHORISED SECURITIES, PREFERENCES, RIGHTS AND OTHER SHARE TERMS

7.1.                                 The Company is authorised to issue -

7.1.1.                                          1 127 690 590 (one billion one hundred and twenty seven million six hundred and ninety thousand five hundred and ninety) Ordinary Shares of no par value (which includes Ordinary Shares already issued at any time), each Ordinary Share having associated with it 1 (one) vote as contemplated in clauses 20.5.7 and 20.5.8, which shall have Voting Rights in respect of every matter that may be decided by voting and which shall rank after all other classes of Shares in the Company which do not rank pari passu with the Ordinary Shares as regards Distributions, but save as aforesaid shall be entitled to receive the net assets of the Company upon its liquidation;

7.1.2.                                          28 385 646 (twenty eight million three hundred and eighty five thousand six hundred and forty six) Preferred Ordinary Shares of no par value (which includes Preferred Ordinary Shares already issued at any time) which shall have the rights, privileges and restrictions set out in clause 39;

7.1.3.                                          18 923 764 (eighteen million nine hundred and twenty three thousand seven hundred and sixty four) Sasol BEE Ordinary Shares of no par value (which includes Sasol BEE Ordinary Shares already issued at any time) which shall have the rights, privileges and restrictions set out in clauses 40 to 47.

7.2.                            The Board shall not have the power to amend the authorisation (including increasing or decreasing the number) and classification of Shares (including determining rights, limitations and preferences) as contemplated in section 36(2)(b) or 36(3), unless any amendment to the authorisation and classification of Shares has been approved by Special Resolution.

7.3.                            Preferences, rights, limitations or other terms of any class of Shares may not be varied in response to any objectively ascertainable external fact or facts as contemplated in sections 37(6) and (7) and no resolution may be proposed to Shareholders to include in the rights attaching to any Shares the variation of the preferences, rights, limitations or other terms attaching to those Shares in response to any objectively ascertainable external fact or facts.

7.4.                            All Securities of a class shall rank pari passu in all respects.

7.5.                            No rights, privileges or conditions for the time being attached to any class of Securities of the Company nor any interests of that class of Securities may (unless otherwise provided by the terms of issue of the Securities of that class) whether or not the Company is being wound up, be varied in any manner adverse to the Holders of that class of Securities, nor may any variations be made to the rights, privileges or conditions of any class of Securities, such that the interests of another class of Securities is adversely affected unless the consent in Writing of the Holders of not less than 75% (seventy five per cent) of the issued Securities of that adversely affected class has been obtained, or a Special Resolution has been passed by the Holders of that adversely affected class of Securities with the support of more than 75% (seventy five per cent) of the Voting Rights exercised on the Special Resolution at a separate meeting of the Holders of that class. The provisions of this MOI relating to Shareholders Meetings shall mutatis mutandis apply to any such separate meeting except that –

7.5.1.                                          the necessary quorum shall be 3 (three) Holders Present at the Shareholders Meeting entitled to Exercise at least 50% (fifty per cent) of the Voting Rights on that matter, at the time the matter is called on the agenda; and

7.5.2.                                          if at any adjourned meeting of such Holders, the required quorum contemplated in clause 7.5.1 is not present, those Persons entitled to vote who are Present at the Shareholders Meeting shall be a quorum; or

7.5.3.                                          in the case of Preferred Ordinary Shares, the provisions of clause 39.8.3 shall apply.

7.6.                            Notwithstanding any implication in this MOI to the contrary, the Board may not authorise any financial assistance by the Company in connection with the subscription for or purchase of its Securities or those of a Related or Inter-Related company without complying with section 44(3).

8.                                           AUTHORITY TO ISSUE SECURITIES

8.1.                            The Board shall not have the power to issue authorised Securities (other than as contemplated in clause 8.4) without the prior approval contemplated in clause 8.2 and the approval of the JSE (where necessary).

8.2.                            As regards the issue of –

8.2.1.                                          Shares contemplated in sections 41(1) and (3) or as contemplated in Listings Requirement 5.50, the Board shall not have the power to allot or issue same without the prior approval of a Special Resolution;

8.2.2.                                          Shares, other than those contemplated in clause 8.2.1, and other Securities including options in respect thereof, the Board shall not have the power to allot or issue same without the prior approval of an Ordinary Resolution, provided that such issue has been approved by the JSE. No special privileges may be granted to secured and unsecured debt instruments as contemplated in section 43(3).

8.3.                            Any such approval in terms of clause 8.2, may be in the form of a general authority to the Directors, whether conditional or unconditional, to allot or issue any such Securities contemplated in clauses 8.1 and 8.2.2 in their discretion, or in the form of a specific authority in respect of any particular allotment or issue of such Securities contemplated in clauses 8.2.1 and 8.2.2. Such authority shall endure for the period provided in the Ordinary Resolution or Special Resolution in question but may be revoked by Ordinary Resolution or Special Resolution, as the case may be, at any time.

8.4.                            The Shareholders may approve by Ordinary Resolution for the Board to issue, or the Board (without the prior approval of an Ordinary Resolution) may issue, capitalisation Shares or offer a cash payment in lieu of awarding a capitalisation Share in accordance with section 47.

8.5.                            No Shares of a class which is listed may be issued other than as fully paid.

8.6.                            If the Shareholders at any time approve the establishment of a Share incentive scheme that approval constitutes authority given to the Board to issue Shares pursuant to such scheme, subject to any maximum ceiling on the number of Shares to be issued imposed by the Shareholders in approving the scheme. A Special Resolution is required to approve a Share incentive scheme that does not constitute an Employee Share Scheme.

9.                                             PRE-EMPTION ON ISSUE OF EQUITY SECURITIES

9.1.                            Equity Securities in the Company which are authorised but unissued and which are intended to be issued for cash, shall be offered to the existing Shareholders by way of a rights offer pro rata to the Voting Power of that Shareholder’s Voting Rights immediately before the offer was made, with a reasonable time allowed to subscribe, unless -

9.1.1.                  the approvals contemplated in clause 8.1 have been obtained;

9.1.2.                  a capitalisation issue, an issue for an acquisition of assets (including another company) or an issue for the purposes of an Amalgamation or Merger, is to be undertaken;

9.1.3.                  the Equity Securities are to be issued in terms of option or Conversion rights;

9.1.4.                  the Equity Securities are to be issued to an approved Share incentive scheme.

provided that if any fraction of an Equity Security will have to be issued, that allocation of Equity Securities will be rounded up or down based on standard rounding convention (i.e. allocations will be rounded down to the nearest whole number if they are less than 0,5 (zero comma five) and will be rounded up to the nearest whole number if they are equal to or greater than 0,5 (zero comma five)) resulting in an allocation of a whole Equity Security and no fractional entitlements.

9.2.                            After the expiration of the time within which the offer may be accepted, or on the receipt of an intimation from the Person to whom the offer is made that he declines to accept the Equity Securities offered, the Board may, subject to clause 9.1, issue such Equity Securities in such manner as they think most beneficial to the Company.

10.                               CERTIFICATES EVIDENCING ISSUED SECURITIES, UNCERTIFICATED SECURITIES AND SECURITIES REGISTER

10.1.                     The Securities issued by the Company may either be certificated (that is evidenced by a certificate) or uncertificated in which case the Company must not issue certificates evidencing or purporting to evidence title to those Securities. When any new Securities are to be issued by the Company, the subscriber shall, subject to the Companies Act, be entitled to elect whether all or part of the Securities offered to him shall be in certificated or uncertificated form. Each original certificate issued to a Holder in certificated form shall be issued without charge, but for every subsequent certificate issued in respect of the same Securities to the same Holder, the Directors shall be entitled, as they may deem fit, to require a charge in settlement of the reasonable costs included in such issue and in the case of the Preferred Ordinary Shares, the provisions of clause 39.12.4 shall apply.

10.2.                     The Company shall convert its share register into a Securities Register with effect from the Effective Date which shall reflect –

10.2.1.           the number of Securities authorised and the number available to be issued and the date of authorisation;

10.2.2.           the total number of Securities of a class that have been issued, re-acquired or surrendered to the Company;

10.2.3.           the number of Securities of a class that are held in uncertificated form;

10.2.4.           the number of Securities of that class that are the subject of options or conversion rights which, if exercised, would require Securities of that class to be issued;

10.2.5.           in the case of uncertificated Securities, a unique identifying number of the Person to, from or by whom the Securities were issued, re-acquired or surrendered, as the case may be;

10.2.6.           details of any unlisted Securities issued by the Company.

10.3.                     As soon as practicable after -

10.3.1.                                   issuing any Securities the Company must enter or cause to be entered in its Securities Register, in respect of every class of Securities evidenced by certificates that it has issued —

10.3.1.1.                         the names and addresses and identity numbers of the Persons to whom the Securities were issued;

10.3.1.2.                         those Persons’ Electronic Addresses who have furnished them;

10.3.1.3.                         the number and class of Securities issued to each of them, the date of issue, distinguishing numbers and the subscription Consideration;

10.3.1.4.                         the total number of Securities of a class held by any Person;

10.3.1.5.                         the date on which any such Securities were issued or transferred to the Holder, and the date on which any such Securities were transferred by the Holder or by operation of law to another Person or re-acquired by or surrendered to the Company;

10.3.1.6.                         the number of, and prescribed circumstances relating to, any Securities –

10.3.1.6.1.               that have been placed in trust as contemplated in section 40(6)(d) by reason of not having been fully paid for; or

10.3.1.6.2.               whose transfer has been restricted;

10.3.1.7.                         as regards debt instruments as contemplated in section 43 –

10.3.1.7.1.               the number of those Securities still in issue;

10.3.1.7.2.               the names and addresses of the Holders of the Securities and any holders of a Beneficial Interest in the Securities;

10.3.1.8.                         the total number of uncertificated Securities from time to time;

10.3.2.                                   the re-acquisition or surrender of any Securities, the Company must enter or cause to be entered in its Securities Register, in respect of Securities re-acquired or surrendered –

10.3.2.1.                         the date on which the Securities were re-acquired by, or surrendered to, the Company;

10.3.2.2.                         the distinguishing number or numbers of any certificated Securities re-acquired by, or surrendered to, the Company;

10.3.2.3.                         the Consideration for which the Securities were re-acquired by, or surrendered to, the Company; and

10.3.2.4.                         the name of the Person from or by whom the Securities were re-acquired or surrendered, as the case may be;

10.3.3.                                   transferring any Securities, the Company must enter or cause to be entered in its Securities Register, in respect of Securities evidenced by certificates that it has transferred -

10.3.3.1.                         the name and address of the transferee;

10.3.3.2.                         the description of the Securities, or interest transferred;

10.3.3.3.                         the date of the transfer; and

10.3.3.4.                         the value of any Consideration still to be received by the Company on each Security or interest, in the case of a transfer of Securities the subscription price for which has not been fully paid;

10.3.3.5.                         any other information contemplated in clause 10.3.1, any reference to issue being read as a reference to transfer,

provided that such entry may only be made if the transfer –

10.3.3.6.                         is evidenced by a proper instrument of transfer that has been Delivered to the Company; or

10.3.3.7.                         was effected by operation of law;

10.3.4.                                   any disclosures to the Company of any Beneficial Interests in respect of Securities evidenced by certificates, the Company must enter or cause to be entered in its Securities Register, a record of all such disclosures, including the following information for any Securities in respect of which a disclosure was made –

10.3.4.1.                         the name and unique identifying number of the Holder of the Securities;

10.3.4.2.                         the number, class and the distinguishing numbers of the Securities; and

10.3.4.3.                         for each Person who holds a Beneficial Interest in the Securities, the extent of the Person’s Interest in the Securities, together with that Person’s –

10.3.4.3.1.               name and unique identity number;

10.3.4.3.2.               business, residential or postal address;

10.3.4.3.3.               Electronic Address if available;

and any other information prescribed in terms of the Companies Act from time to time. If the Company has uncertificated Securities at any time, it shall comply with the provisions of sections 52 and 53 and in particular shall enter or cause to be entered in its Securities Register the total number of such uncertificated Securities from time to time.

10.4.                     In the case of the death of any one or more of the joint Holders of any Securities, the remaining Holder whose name then appears first in the Securities Register shall be recognised by the Company as being the only Person entitled to such Securities, subject to clause 15, but nothing herein contained shall exempt the estate of a deceased joint Holder from any liability in respect of Securities held jointly by him.

10.5.                     Securities certificates shall be issued in such manner and form as the Directors shall from time to time prescribe, save that they must –

10.5.1.                                   state on the face –

10.5.1.1.                         the name of the Company;

10.5.1.2.                         the name of the Person to whom the Securities were issued;

10.5.1.3.                         the number and class of Shares and the designation of the series, if any, evidenced by that certificate; and

10.5.1.4.                         any restriction on the transfer of the Securities (which are not listed on the JSE) evidenced by that certificate;

10.5.2.                                   be signed by either two Directors or the Company Secretary and one Director by autographic, mechanical or electronic means.

10.6.                     Each class of Shares, and any other Securities, must be distinguished by an appropriate numbering system. If all of the Company’s Shares rank equally for all purposes, and are therefore not distinguished by a numbering system each certificate issued in respect of those Shares must be distinguished by a numbering system and if the Share has been transferred, the certificate must be endorsed with a reference number or similar device that will enable each preceding Holder of the Share in succession to be identified.

10.7.                     Each Holder shall be entitled to 1 (one) certificate for all the Securities of a particular class registered in his name, or to several certificates, each for a part of such Securities.

10.8.                     A certificate for Securities registered in the names of 2 (two) or more Persons shall be Delivered to the Person first named in the Securities Register and Delivery of a certificate for Securities to that Person shall be a sufficient Delivery to all joint Holders. In the case of the death of any one or more of the joint Holders of any Securities, the remaining Holder whose name then appears first in the Securities Register shall be recognised by the Company as being the only Person entitled to such certificate or any new certificate issued in lieu thereof.

10.9.                     If a certificate for Securities is defaced, lost or destroyed, it may be renewed, on such terms, as to evidence and indemnity and payment of such fee as the Board, a Director authorised by the Board, or the Company Secretary, thinks fit, and (in case of defacement) on Delivery of the old certificate or share warrant to bearer to the Company, but in the case of the Preferred Ordinary Shares, the provisions of clause 39.12.4 shall apply.

10.10.              A Person –

10.10.1.                            acquires the rights associated with any particular Securities of the Company when that Person’s name is entered in the Company’s Securities Register as a Person to whom those Securities have been issued or transferred; and

10.10.2.                            ceases to have the rights associated with any particular Securities of the Company when the transfer to another Person, re-acquisition by the Company, or surrender to the Company of those Securities has been entered in the Company’s Securities Register.

10.11.              After receiving a notice from a Central Securities Depository or Participant that a Holder who wishes to withdraw all or part of the uncertificated Securities held by that Person in an uncertificated Securities Register, and obtain a certificate in respect of those withdrawn Securities, the Company must –

10.11.1.                            immediately enter the relevant Person’s name and details of that Person’s holding of Securities in the Securities Register and indicate on the Securities Register that the Securities so withdrawn are no longer held in uncertificated form;

10.11.2.                            within 10 (ten) Business Days, or 20 (twenty) Business Days in the case of a Holder who is not resident within South Africa –

10.11.2.1.                  prepare and Deliver to the relevant Person a certificate in respect of the Securities; and

10.11.2.2.                  notify the Central Securities Depository that the Securities are no longer held in uncertificated form,

and may charge the Holder a reasonable fee to cover the actual costs of issuing a certificate.

10.12.              If the Company issues Securities and is not granted a listing for such Securities or if, for any reason, certain Securities are delisted, the share certificates for those Securities must be held in trust and stamped with the words “unlisted securities” and may only be released by the Company with the written permission of the JSE.

11.                       PROHIBITION AGAINST THE COMPANY TAKING ANY LIEN

The Company shall not be entitled to take any lien over any Securities issued by it.

12                          LISTINGS ON OTHER EXCHANGES

12.1.                     The Company may seek listings on such Exchanges as the Directors may consider appropriate from time to time.

12.2.                     For so long as the Securities of the Company are listed on any Exchange in addition to the JSE -

12.2.1.                                   if the listing on the JSE is the primary listing and if the Company is obliged to obtain the approval of the JSE in regard to any matter, it shall be obliged also to obtain the consent at the same time of any other Exchanges on which any of its Securities are listed to the extent that the listings requirements of those other Exchanges require the Company to obtain such consent/s;

12.2.2.                                   the Company will comply with -

12.2.2.1.                         the most stringent of the same or a similar type of listings requirements of all the Exchanges on which its Securities are listed, to the extent that the listings requirements of those other Exchanges require the Company to comply with their listings requirements; and

12.2.2.2.                         any legislation which is applicable to the Company as a consequence of any of its Securities being listed on a particular Exchange.

13.                               COMMISSION

13.1.                     The Company may pay commission not exceeding 10% (ten per cent) of the subscription price at which Securities of the Company are issued to any Person, in consideration of him subscribing or agreeing to subscribe, whether absolutely or conditionally, for any Securities or of him procuring or agreeing to procure subscriptions, whether absolute or conditional, for any Securities, and such commission may be paid or may agreed to be paid out of the profits, whether current or in reserve or transferred or out of profits. Any such commission may be paid in full or in part in fully paid-up Securities of the Company, provided that such commission, or any part thereof, may not be paid without prior authorisation by Ordinary Resolution.

13.2.                     Should all or any part of the Securities of the Company being offered for subscription be or become underwritten, the provisions of section 100(6) shall be complied with.

14.                               TRANSFER OF SECURITIES

14.1.                     The Ordinary Shares are freely transferrable, but –

14.1.1.                                   the Preferred Ordinary Shares are subject to the restrictions on transfer set out in clause 39.9; and

14.1.2.                                   the Sasol BEE Ordinary Shares are subject to the restrictions on transfer set out in clause 44.1.

14.2.                     The transfer of any Securities which are certificated shall be implemented in accordance with section 51, using the then common form of transfer (which shall be in Writing) or in such manner as the Board may from time to time decide. Every instrument of transfer shall be signed by the transferor and left at the transfer office of the Company at which it is presented for registration, accompanied by the certificate of the Securities to be transferred, and or such other evidence as the Company may require to prove the title of the transferor or his rights to transfer the Securities. All instruments of transfer which are registered shall be held by the Company, but any deed of transfer which the Board may refuse to register shall be returned on demand to the Person who lodged it (except in the case of fraud).

14.3.                     All authorities to sign transfer deeds granted by Holders for the purpose of transferring Securities that may be lodged, produced or exhibited with or to the Company at any of its transfer offices shall as between the Company and the grantor of such authorities, be taken and deemed to continue and remain in full force and effect, and the Company may allow the same to be acted upon until such time as express notice in Writing of the revocation of the same shall have been given and lodged at the Company’s transfer offices at which the authority was lodged, produced or exhibited. Even after the giving and lodging of such notices the Company shall be entitled to give effect to any instruments signed under the authority to sign, and certified by any officer of the Company, as being in order before the giving and lodging of such notice. The Company shall not be bound to allow the exercise of any act or matter by an agent of the Holder, unless a duly certified copy of that agent’s authority is produced and lodged with the Company.

14.4.                     The certificated Securities Register may, upon notice being given by advertisement in the South African Government Gazette and a newspaper circulating in the district in which the Registered Office of the Company is situated, be closed during such time as the Board thinks fit, not exceeding in the whole 60 (sixty) days in each year.

15.                               TRANSMISSION OF SECURITIES BY OPERATION OF LAW

Subject to the laws relating to securities transfer tax upon or in respect of the estates of deceased Persons and the administration of the estates of insolvent and deceased Persons and Persons under disability -

15.1.                     the parent or guardian or curator of any Holder who is a minor;

15.2.                     the trustee of an insolvent Holder;

15.3.                     the liquidator of a body corporate Holder;

15.4.                     the tutor or curator of a Holder under disability;

15.5.                     the executor or administrator of the estate of a deceased Holder; or

15.6.                     any other Person becoming entitled to any Securities held by a Holder by any lawful means other than transfer in terms of this MOl,

shall, upon production of such evidence as may be required by the Directors, have the right either –

15.7.                     to exercise the same rights and to receive the same Distributions and other advantages to which he would be entitled if he were the Holder of the Securities registered in the name of the Holder concerned; or

15.8.                     himself to be registered as the Holder in respect of those Securities and to make such transfer of those Securities as the Holder concerned could have made, but the Board shall have the same right to decline or suspend registration as they would have had in the case of a transfer of the Securities by the Holder.

16.                               FINANCIAL YEAR END

The financial year end of the Company is 30 June.

17.                               ACCOUNTING RECORDS AND FINANCIAL STATEMENTS

17.1.                     The Company shall maintain the necessary Accounting Records which shall be kept at its Registered Office.

17.2.                     The Company shall prepare its Financial Statements in accordance with the Companies Act. Listings Requirements and the International Financial Reporting Standards and shall have its annual Financial Statements audited.

17.3.                     The Directors shall from time to time determine at what times and places (save in the case of Accounting Records which shall be accessible from the Registered Office) and under what conditions, subject to the requirements of the Regulations, the Holders and holders of Beneficial Interests not being Directors are entitled to inspect and take copies of the records referred to in section 26(1). No Shareholder (not being a Director) shall have any right to inspect any Accounting Records or book or document of the Company except as permitted in terms of the Companies Act or with the prior approval of an Ordinary Resolution or with the authority of the Board.

17.4.                     Access to any other information in addition to the records referred to in section 26(1), which the Holders and holders of Beneficial Interests are not expressly entitled to inspect in terms of the Companies Act or Regulations, will be subject to the provisions of the Promotion of Access to Information Act, 2000.

17.5.                     Subject to the provisions of the Promotion of Access to Information Act, 2000, apart from the Holders and holders of Beneficial Interests, no other Person shall be entitled to inspect any of the documents of the Company (other than the Securities Register and the register of Directors) unless expressly authorised by the Company Secretary (or his nominee).

17.6.                     The Company shall notify the Holders and the holders of Beneficial Interests of the publication of any annual Financial Statements of the Company, setting out the steps required to obtain a copy of those Financial Statements. If a Holder or holder of Beneficial Interests demands a copy of the annual Financial Statements, the Company shall make same available to such Holder / holder of Beneficial Interests free of charge. The Company may provide any Person with a summary of any particular Financial Statements in accordance with section 29(3).

18.                               AUDIT COMMITTEE

18.1.                     For so long as the Companies Act requires the Company to have an Audit committee, the Company must elect an Audit committee in terms of the Companies Act, each member of which must be a Person who satisfies the criteria set out in section 94(4).

18.2.                     The Board must appoint an Individual to fill any vacancy on the Audit committee within 40 (forty) Business Days after the vacancy arises.

18.3.                     The Audit committee’s duties are set out in the Companies Act and the terms of reference applicable to the Audit committee (which terms of reference are approved by the Board from time to time).

18.4.                     The Company must pay all expenses reasonably incurred by its Audit committee, including, if the Audit committee considers it appropriate, the fees of any consultant or specialist engaged by the Audit committee to assist it in the performance of its functions.

18.5.                     No Person shall be elected as a member of the Audit committee, if he is Ineligible or Disqualified and any such election shall be a nullity. A Person placed under probation by a court must not serve as a member of the Audit committee unless the order of court so permits.

18.6.                     A member of the Audit committee shall cease to hold office as such immediately he –

18.6.1.                                   becomes Ineligible or Disqualified in terms of the Companies Act; and / or

18.6.2.                                   ceases to be a Director.

18.7.                     The Board, from time to time, may prescribe general qualifications for an Individual to serve as a member of the Audit committee in addition to the requirements of the Companies Act.

19.                               AUDITOR

19.1.                     The Company shall appoint in accordance with the Companies Act, an Auditor that satisfies the requirements prescribed in the Companies Act.

19.2.                     The Auditor shall fulfil the duties set out in the Companies Act and the terms of reference of the Company’s Audit committee and –

19.2.1.                                   has the right of access at all times to the accounting records and all books and documents of the Company, and is entitled to require from the Directors or Prescribed Officers any information and explanations necessary for the performance of the Auditor’s duties;

19.2.2.                                   if the Company is a Holding Company, has the right of access to all current and former financial statements of any Subsidiary and is entitled to require from the Directors or Prescribed Officers of the Company or Subsidiary any information and explanations in connection with any such statements and in connection with the Accounting Records, books and documents of the Subsidiary as necessary for the performance of the Auditor’s duties; and

19.2.3.                                   is entitled to –

19.2.3.1.                         attend any Shareholders Meeting;

19.2.3.2.                         receive all notices of and other communications relating to any Shareholders Meeting; and

19.2.3.3.                         be heard at any Shareholders Meeting on any part of the business of the Shareholders Meeting that concerns the Auditor’s duties or functions;

19.2.4.                                   may not perform any services for the Company –

19.2.4.1.                         that would place the Auditor in a conflict of interest as prescribed or determined by the Independent Regulatory Board for Auditors in terms of section 44(6) of the Auditing Profession Act; or

19.2.4.2.                         as may be prescribed by the Audit committee.

19.3.                     The provisions of clauses 32.4 and 32.5 apply mutatis mutandis to the Auditor.

20.                               SHAREHOLDERS MEETINGS

20.1.                     Convening of Shareholders Meetings

20.1.1.                                   The Company shall convene an Annual General Meeting once in every calendar year within 6 (six) months of the Company’s financial year-end, but no more than 15 (fifteen) months after the date of the previous Annual General Meeting, which must, at a minimum, provide for the following business to be transacted –

20.1.1.1.                         presentation of –

20.1.1.1.1.               the Directors’ report;

20.1.1.1.2.               Audited Financial Statements for the immediately preceding financial year;

20.1.1.1.3.               an Audit committee report;

20.1.1.2.                         election of Directors, to the extent required by the Companies Act or the MOl;

20.1.1.3.                         election of an Audit committee;

20.1.1.4.                         appointment of an Auditor for the ensuing year;

20.1.1.5.                         any matters raised by Holders, with or without advance notice to the Company.

20.1.2.                                   The Company shall hold a Shareholders Meeting in order to consider one or more resolutions and shall not permit resolution/s that could be voted on at a Shareholders Meeting to be dealt with in accordance with section 60 by Written resolutions of those Persons entitled to vote.

20.1.3.                                   The Company must hold a Shareholders Meeting at any time that the Board is required by the Companies Act or the MOl to refer a matter to Holders entitled to vote for decision.

20.1.4.                                   Each resolution shall be expressed with sufficient clarity and specificity and accompanied by sufficient information / explanatory material to enable a Person who is entitled to vote on the resolution to determine whether to participate in the Shareholders Meeting, if applicable, and to seek to influence the outcome of the vote on the resolution. Once a resolution has been approved, it may not be challenged or impugned on the ground that it did not comply with the aforegoing.

20.1.5.                                   The following Persons may convene a Shareholders Meeting –

20.1.5.1.                         the Board or the Company Secretary (or any Prescribed Officer designated by the Company Secretary for that purpose), to the extent that the Board is unable to do so or has authorised him to do so; or

20.1.5.2.                         a Shareholder/s holding not less than 10% (ten per cent) of the Voting Rights attached to the Shares; or

20.1.5.3.                         if the Company has no Directors, any single Holder entitled to vote,

whenever he thinks fit.

20.1.6.                                   A Shareholders Meeting must be convened if one or more Written and signed demands for such a Shareholders Meeting is/are Delivered to the Company, and –

20.1.6.1.                         each such demand describes the specific purpose for which the Shareholders Meeting is proposed; and

20.1.6.2.                         in aggregate, demands for substantially the same purpose are made and signed by the Holders at the earliest time specified in any of those demands, of at least 10% (ten per cent) of the Voting Rights entitled to be exercised in relation to the matter proposed to be considered at the Shareholders Meeting.

20.1.7.                                   Every Shareholders Meeting shall be held at the time and where the Board or Company Secretary determines from time to time. The authority of the Company to conduct a Shareholders Meeting entirely by Electronic Communication, or to provide for participation in a Shareholders Meeting by Electronic Communication so long as the Electronic Communication employed satisfies the requirements prescribed in the Companies Act and/or the Regulations, is not limited or restricted.

20.2.                     Notice of Shareholders Meetings

20.2.1.                                   The Holder of any Securities which are in certificated form and thus not subject to the rules of Strate as the Central Securities Depository in which any Person has a Beneficial Interest must Deliver to each such Person –

20.2.1.1.                         a notice of any Shareholders Meeting of the Company at which those Securities may be voted within 2 (two) Business Days after receiving such a notice from the Company; and

20.2.1.2.                         a proxy appointment to the extent of that Person’s Beneficial Interest, if the Person so demands in compliance with section 56(11).

20.2.2.                                   A Shareholders Meeting shall be called by at least 15 (fifteen) Business Days’ notice Delivered by the Company to all Holders entitled to vote or otherwise entitled to receive notice and at the same time to the JSE. An announcement shall also be made on SENS. The notice convening an Annual General Meeting shall designate the meeting as such.

20.2.3.                                   Shareholders entitled to request that a resolution be proposed shall bear the cost of any notice furnished to Shareholders in relation to that resolution.

20.2.4.                                   A Holder entitled to vote, who is Present at a Shareholders Meeting –

20.2.4.1.                         is regarded as having received or waived notice of the Shareholders Meeting if at least the required minimum notice was given;

20.2.4.2.                         has a right to –

20.2.4.2.1.               allege a Material defect in the form of notice for a particular item on the agenda for the Shareholders Meeting; and

20.2.4.2.2.               participate in the determination whether to waive the requirements for notice, if less than the required minimum notice was given, or to ratify a defective notice; and

20.2.4.3.                         except to the extent set out in clause 20.2.4.2 is regarded to have waived any right based on an actual or alleged Material defect in the notice of the Shareholders Meeting.

20.2.5.                                   A notice of a Shareholders Meeting must be in Writing, in plain language and must include –

20.2.5.1.                         the date, time and place for the Shareholders Meeting, and the Record Date for the Shareholders Meeting;

20.2.5.2.                         the general purpose of the Shareholders Meeting, and any specific purpose contemplated in clause 20.1.5, if applicable;

20.2.5.3.                         in the case of the Annual General Meeting a summarised form of the Financial Statements to be presented and directions for obtaining a copy of such complete annual Financial Statements;

20.2.5.4.                         a copy of any proposed resolution of which the Company has received notice, and which is to be considered at the Shareholders Meeting, and a notice of the percentage of Voting Rights that will be required for that resolution to be adopted;

20.2.5.5.                         a reasonably prominent statement that –

20.2.5.5.1.               a Holder entitled to attend and vote at the Shareholders Meeting shall be entitled to appoint a proxy to attend, participate in, speak and vote at the Shareholders Meeting in the place of the Holder entitled to vote;

20.2.5.5.2.               a proxy need not be a Holder;

20.2.5.5.3.               a Holder entitled to vote may appoint more than 1 (one) proxy to exercise Voting Rights attached to different Securities held by that Holder entitled to vote in respect of any Shareholders Meeting and may appoint more than 1 (one) proxy to exercise Voting Rights attached to different Securities held by the Holder which entitle him to vote;

20.2.5.5.4.               the proxy may not delegate the authority granted to him as proxy to another Person;

20.2.5.5.5.               participants in a Shareholders Meeting are required to furnish satisfactory identification in terms of section 63(1) in order to reasonably satisfy the Person presiding at the Shareholders Meeting that the right of that Person to participate and vote, either as a Holder entitled to vote, or as a proxy for a Holder entitled to vote, has been reasonably verified;

20.2.5.5.6.               participation in the Shareholders Meeting by Electronic Communication is available, and provide any necessary information to enable Holders entitled to vote or their proxies to access the available medium or means of Electronic Communication and advise that access to the medium or means of Electronic Communication is at the expense of the Holder entitled to vote or proxy, except to the extent that the Company determines otherwise.

20.2.6.                                   A Shareholders Meeting may proceed notwithstanding a Material defect in the giving of the notice, subject to clause 20.2.7, only if every Person who is entitled to exercise Voting Rights in respect of each item on the agenda of the Shareholders Meeting is Present at the Shareholders Meeting and votes to approve the ratification of the defective notice.

20.2.7.                                   If a Material defect in the form or manner of giving notice of a Shareholders Meeting relates only to one or more particular matters on the agenda for the Shareholders Meeting –

20.2.7.1.                         any such matter may be severed from the agenda, and the notice remains valid with respect to any remaining matters on the agenda; and

20.2.7.2.                         the Shareholders Meeting may proceed to consider a severed matter, if the defective notice in respect of that matter has been ratified in terms of clause 20.2.6.

20.2.8.                                   An immaterial defect in the form or manner of Delivering notice of a Shareholders Meeting, or an accidental or inadvertent failure in the Delivery of the notice to any particular Holder to whom it was addressed does not invalidate any action taken at the Shareholders Meeting.

20.3.                     Quorum

20.3.1.                                   Business may be transacted at any Shareholders Meeting only while a quorum is present.

20.3.2.                                   The quorum necessary for the commencement of a Shareholders Meeting shall be sufficient Persons Present at the Shareholders Meeting to exercise, in aggregate, at least 25% (twenty five per cent) of all of the Voting Rights that are entitled to be exercised in respect of at least one matter to be decided at the Shareholders Meeting, but –

20.3.2.1.                         the Shareholders Meeting may not begin unless at least 3 (three) Persons entitled to vote are Present;

20.3.2.2.                         if the Company is a Subsidiary of a company, those constituting the quorum must include its Holding Company present in Person

20.3.3.                                   A matter to be decided at the Shareholders Meeting may not begin to be considered unless those who fulfilled the quorum requirements of clause 20.3.2, continue to be Present. If a resolution is proposed to meet the Listings Requirements, notwithstanding that the Holders of Securities not listed on the JSE shall be entitled to be counted in the quorum as a matter of law, they shall not be taken into account for the purposes of determining whether or not the quorum requirements of the JSE have been attained.

20.3.4.                                   If within 30 (thirty) minutes from the time appointed for the Shareholders Meeting to commence, a quorum is not present, or if the quorum requirements in clause 20.3.3 cannot be achieved for any one or more matters, the Shareholders Meeting shall be postponed, without motion, vote or further notice, subject to clause 20.3.7, to the next Business Day, and if at such adjourned Shareholders Meeting a quorum is not present within 15 (fifteen) minutes from the time appointed for the Shareholders Meeting, then the Person/s entitled to vote Present shall be deemed to be the requisite quorum.

20.3.5.                                   A Shareholders Meeting, or the consideration of any matter being debated at the Shareholders Meeting, may be adjourned from time to time without further notice on a motion supported by Persons entitled to exercise, in aggregate, a majority of the Voting Rights –

20.3.5.1.                         held by all of the Persons who are Present at the Shareholders Meeting at the time; and

20.3.5.2.                         that are entitled to be exercised on at least one matter remaining on the agenda of the Shareholders Meeting, or on the matter under debate, as the case may be.

Such adjournment shall be to the next Business Day at a fixed time and place.

20.3.6.                                   A Shareholders Meeting may be adjourned until further notice (in which case a further notice shall be Delivered to Holders), as agreed at a Shareholders Meeting.

20.3.7.                                   No further notice is required to be Delivered by the Company of a Shareholders Meeting that is postponed or adjourned as contemplated in clause 20.3.4, unless the location or time for the Shareholders Meeting is different from –

20.3.7.1.                         the location or time of the postponed or adjourned Shareholders Meeting; or

20.3.7.2.                         a location or time announced at the time of adjournment, in the case of an adjourned Shareholders Meeting; or

20.3.7.3.                         the location or time for the postponed or adjourned Shareholders Meeting as specified in the notice for the Shareholders Meeting.

20.3.8.                                   The notice for the Shareholders Meeting can specify –

20.3.8.1.                         one location for the Shareholders Meeting; and

20.3.8.2.                         the same or a different location for the postponed or adjourned Shareholders Meeting.

20.3.9.                                   No other business shall be transacted at any adjourned meeting other than the business left unfinished at the Shareholders Meeting at which the adjournment took place.

20.4.                     Chairman

The chairman, if any, of the Board shall preside as chairman at every Shareholders Meeting. If there is no such chairman, or if at any Shareholders Meeting he is not present within 10 (ten) minutes after the time appointed for holding the Shareholders Meeting or is unwilling to act as chairman, the Directors shall select a Director present at the Shareholders Meeting, or if no Director is present at the Shareholders Meeting, or if all the Directors present decline to take the chair, the Persons entitled to vote shall select one of their number who is Present to be chairman of the Shareholders Meeting.

20.5.                     Voting

20.5.1.                                   At any Shareholders Meeting a resolution put to the vote shall be decided on a show of hands, unless before or on the declaration of the result of the show of hands a poll shall be demanded by –

20.5.1.1.                         the chairman;

20.5.1.2.                         not less than 5 (five) Persons having the right to vote on that matter;

20.5.1.3.                         a Person/s entitled to exercise not less than 1/10th (one tenth) of the total Voting Rights entitled to vote on that matter; or

20.5.1.4.                         a Person/s entitled to vote at a Shareholders Meeting and Holding not less than 1/10th (one tenth) of the issued Share capital of the Company,

and, unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, such resolution. No objection shall be raised as to the admissibility of any vote except at the Shareholders Meeting or adjourned Shareholders Meeting at which the vote objected to is or may be given or tendered. Every vote not disallowed at such Shareholders Meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the Shareholders Meeting, whose decision shall be final and conclusive.

20.5.2.                                   If a poll is duly demanded it shall be taken in such manner as the chairman directs save that it shall be taken forthwith, and the result of the poll shall be deemed to be the resolution of the Shareholders Meeting at which the poll was demanded. Scrutineers may be appointed by the chairman to declare the result of the poll, and if appointed their decision shall be deemed to be the resolution of the Shareholders Meeting at which the poll is demanded. The demand for a poll shall not prevent the continuation of a Shareholders Meeting for the transaction of any business other than the question upon which the poll has been demanded. The demand for a poll may be withdrawn.

20.5.3.                                   In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the Shareholders Meeting at which the show of hands takes place, or at which the poll is demanded, shall not be entitled to a second or casting vote in addition to the vote or votes to which he is entitled as a Holder.

20.5.4.                                   A minute of resolutions and proceedings at Shareholders Meetings made in one of the minute books of the Company, if signed by the chairman of that Shareholders Meeting to which it relates, or by any Person appointed by the Directors to sign same in his stead, or by the chairman of the next succeeding Shareholders Meeting, shall be accepted as evidence of the facts therein stated. A report of the proceedings of any Shareholders Meeting may be circulated or advertised at the Company’s expense.

20.5.5.                                   Any Person entitled to a Security in terms of clause 15 (Transmission of Securities by Operation of Law) may vote at any Shareholders Meeting in respect thereof in the same manner as if he were the Holder of that Security: provided that (except where the Directors have previously accepted his right to vote in respect of that Security) at least 24 (twenty four) hours (excluding Saturdays, Sundays and public holidays (gazetted in South Africa from time to time)) before the time of holding the Shareholders Meeting at which he proposes to vote, he shall have satisfied the Directors that he is entitled to exercise the right referred to in clause 15 (Transmission of Securities by Operation of Law).

20.5.6.                                   Every resolution of Shareholders is either an Ordinary Resolution or a Special Resolution. An Ordinary Resolution, save to the extent expressly provided in respect of a particular matter contemplated in this MOl, shall require to be adopted with the support of more than 50% (fifty per cent) of the Voting Rights exercised on the resolution. A Special Resolution shall require to be adopted with the support of at least 75% (seventy five per cent) of the Voting Rights exercised on the resolution. For so long as the Company is listed on the JSE, if any of the Listings Requirements require an ordinary resolution to be passed with a 75% (seventy five per cent) majority, the resolution shall instead be required to be passed by a Special Resolution.

20.5.7.                                   Subject to clause 20.5.9, on a show of hands a Person entitled to vote Present at the Meeting shall have only 1 (one) vote, irrespective of the number of Voting Rights that Person would otherwise be entitled to Exercise. A proxy shall irrespective of the number of Holders of Securities entitled to vote he represents have only 1 (one) vote on a show of hands.

20.5.8.                                   On a poll every Person entitled to vote who is Present at the Meeting shall have 1 (one) vote for every Share held by him. On a poll, a Shareholder who is entitled to more than 1 (one) vote need not, if he votes, use all his votes or use all his votes in the same manner.

20.5.9.                                   Save for the Holders of Ordinary Shares and any special Shares created for the purposes of black economic empowerment in terms of the Broad-Based Black Economic Empowerment Act, 2003 and the Codes of Good Practice on Black Economic Empowerment (including the Preferred Ordinary Shares and the Sasol BEE Ordinary Shares), any Holders of other Securities shall not be entitled to vote on any resolution taken by the Company other than as specified in the Listings Requirements, in which case, their votes may not carry any special rights or privileges and they shall be entitled to 1 (one) vote for each Share that they hold, provided that their total Voting Rights may not be more than 24.99% (twenty four comma ninety nine per cent) of the total Voting Rights of all Persons entitled to vote on such resolution.

20.5.10.                            If a resolution is proposed to meet the Listings Requirements, notwithstanding that the Holders of Securities not listed on the JSE shall be entitled to vote thereon as a matter of law, their votes shall not be taken into account for the purposes of determining whether or not the Listings Requirements have been attained.

20.5.11.                            Where there are joint Holders of Shares, any one of such joint Holders may vote at any Shareholders Meeting in respect of such Shares, either in Person or by proxy, as if he were solely entitled thereto; but if more than one of such joint Holders are Present at a Meeting the vote of the Person whose name appears first in the Securities Register in respect of such Shares, whether in Person or by proxy, shall be accepted to the exclusion of the votes of the other joint Holders. Several executors or administrators of a deceased Shareholder in whose name Shares are registered, shall, for the purpose of this clause, be deemed to be joint Holders thereof.

20.5.12.                            A Person who holds a Beneficial Interest in any Securities may vote in a matter at a Shareholders Meeting, without a proxy only to the extent that –

20.5.12.1.                  the Beneficial Interest includes the right to vote on the matter; and

20.5.12.2.                  the Person’s name is on the Company’s register of disclosures as the holder of a Beneficial Interest.

20.6.                     Proxies

20.6.1.                                   No form appointing a proxy shall be valid after the expiration of 1 (one) year from the date when it was signed unless the proxy itself provides for a longer or shorter duration, but it may be revoked at any time. The appointment is revocable unless the proxy appointment expressly states otherwise, and may be revoked by cancelling it in Writing, or making a later inconsistent appointment of a proxy, and Delivering a copy of the revocation instrument to the proxy, and to the Company. The appointment is suspended at any time and to the extent that the Holder entitled to vote chooses to act directly and in Person in the exercise of any rights as a Holder entitled to vote.

20.6.2.                                   The form appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of such power or authority shall be Delivered to the Company or any Person which it has identified in the notice of meeting as being a Person to whom proxies may be delivered on behalf of the Company, 24 (twenty four) hours (excluding Saturdays, Sundays and public holidays (gazetted in South Africa from time to time)) prior to the time scheduled for the commencement of the Shareholders Meeting (or such shorter period as may be permitted in the discretion of the Board, chairman or Company Secretary (or his nominee)).

20.6.3.                                   A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or mental disorder of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Securities in respect of which the proxy is given, provided that no intimation in Writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its Registered Office before the commencement of the Shareholders Meeting or adjourned Shareholders Meeting at which the proxy is used.

20.6.4.                                   Subject to the provisions of the Companies Act, a form appointing a proxy may be in any form determined by the Company Secretary (or his nominee) provided that it is in Writing, which form shall be supplied by the Company upon request by a Holder entitled to vote.

20.6.5.                                   If a proxy is received duly signed but with no indication as to how the Person named therein should vote on any resolution, the proxy may vote or abstain from voting as he sees fit.

21.                               RECORD DATE

21.1.                     The Board shall determine the Record Date in accordance with the Companies Act, the applicable rules of the Central Securities Depository and the Listings Requirements.

21.2.                     If, at any time, the Board fails to determine a Record Date, the Record Date for the relevant matter is –

21.2.1.                                   in the case of dividends, a date subsequent to the declaration date or confirmation of the dividend, whichever is the later;

21.2.2.                                   10 (ten) Business Days before the date on which the action or event is scheduled to occur, in the case of a Shareholders Meeting and in any other case.

21.3.                     If required in terms of the Companies Act and/or the Regulations, the Company will publish a notice of a Record Date for any matter by –

21.3.1.                                   Delivering a copy to each Holder; and

21.3.2.                                   posting a conspicuous copy of the notice –

21.3.2.1.                         at its principal office;

21.3.2.2.                         on its website, if it has one; and

21.3.2.3.                         on any automated system of disseminating information maintained by the JSE.

22.                                    DIRECTORS AND ALTERNATE DIRECTORS, ELECTION, RETIREMENT AND VACANCIES

22.1.                          Number of Directors

22.1.1.                                   The minimum number of Directors shall be 10 (ten) and the maximum 16 (sixteen), provided a maximum of 5 (five) salaried employees of the

Company may simultaneously hold the office of Director. This restriction shall not apply to Alternate Directors.

22.1.2.                                   Any failure by the Company at any time to have the minimum number of Directors, does not limit or negate the authority of the Board, or invalidate anything done by the Board or the Company.

22.2.                          Rotation of Directors

22.2.1.                                   At the Annual General Meeting held in each calendar year 1/3 (one third) of the Directors, or if their number is not a multiple of 3 (three), then the number nearest to, but not less than 1/3 (one third) (excluding those Directors appointed in terms of clause 22.4) shall retire from office.

22.2.2.                                   The Directors who have been longest in office since their last election or appointment shall retire at each Annual General Meeting. As between Directors of equal seniority, the Directors to retire shall, in the absence of agreement, be selected from among them in alphabetical order.

22.2.3.                                   Notwithstanding anything herein contained, if, at the date of any Annual General Meeting a Director has held office for a period of 5 (five) years since his last election or appointment he shall retire at such Meeting, either as one of the Directors to retire in terms of clause 22.2 or in terms of this clause.  The length of time a Director has been in office shall be computed from the date of his last election. A retiring Director shall act as a Director throughout the Annual General Meeting at which he retires. Retiring Directors may be re-elected, provided they are eligible.

22.3.                          Election of Directors

22.3.1.                                   A Shareholder shall be entitled to nominate by Written notice to the Company any Person as a Director (and an Alternate Director thereto) for election by Shareholders in terms of clause 22.3.8. Such Written notice must –

22.3.1.1.                         be submitted to the Company Secretary by no later than the end of the 1st (first) week in September each year;

22.3.1.2.                         include written confirmation from the Person to be nominated that he agrees to be nominated as Director and consents to serve as a Director should he be elected in terms of clause 22.3.8.

22.3.2.                                   The Directors shall, within the minimum and maximum limits stipulated in clause 22.1, determine the number of Directors, provided that there shall be 15 (fifteen) Directors until such time as the Directors determine another number.

22.3.3.                                   Each of the Directors and the Alternate Directors, other than a Director contemplated in clause 22.4, shall be elected (which in the case of a vacancy arising shall take place at the next Annual General Meeting), in accordance with clause 22.3.8. Nominations of Persons to be elected as Alternate Directors at a particular Annual General Meeting in accordance with clause 22.3.8 will only be accepted by the Company if the Board has resolved to permit the election of any Alternate Directors at that particular Annual General Meeting.

22.3.4.                                   An Alternate Director shall serve in the place of 1 (one) or more Director/s named in the resolution appointing or electing him, as the case may be, during the Director’s/s’ absence or inability to act as Director.

22.3.5.                                   If a Person is an Alternate Director to more than 1 (one) Director or if an Alternate Director is also a Director, he shall have a separate vote, on behalf of each Director he is representing in addition to his own vote, if any.

22.3.6.                                   Alternate Directors will cease to hold office if the Director (who he serves in place of during that Director’s absence or inability to act as Director) ceases to be a Director.

22.3.7.                                   There are no general qualifications prescribed by the Company for a Person to serve as a Director or an Alternate Director in addition to the requirements of the Companies Act.  The Board with the assistance of the “Nomination, Governance, Social and Ethics Committee” must make recommendations to the Holders regarding the suitability of Persons nominated for election as Directors, taking into account their past performance and contribution, if applicable.  A brief curriculum vita of each Person standing for election or re-election as a Director at a Meeting or the Annual General Meeting, must accompany the notice of the Meeting.

22.3.8.                                   In any election of Directors and Alternate Directors, the election is to be conducted as follows  –

22.3.8.1.                         a series of votes of those entitled to exercise votes regarding such election, each of which is on the candidacy of a single individual to fill a single vacancy, with the series of votes continuing until all vacancies on the Board at that time have been filled; and

22.3.8.2.                         in each vote to fill a vacancy –

22.3.8.2.1.               each Voting Right entitled to be exercised may be exercised once; and

22.3.8.2.2.               the vacancy is filled only if a majority of the Voting Rights exercised support the candidate, but if the number of Persons nominated for election exceeds the number of vacancies, the vacancies will be filled by those Persons who receive the highest number of votes in excess of a majority of the Voting Rights exercised in support of each of the candidates.

22.3.9.                                   No Person shall be appointed or elected as a Director or Alternate Director, if he is Ineligible or Disqualified in terms of the Companies Act and Regulations and any such appointment or election shall be a nullity.  A Person placed under probation by a court must not serve as a Director or an Alternate Director unless the order of court so permits.

22.4.                     Vacancies

22.4.1.                                   Any vacancy occurring on the Board may be filled on a temporary basis by the Board with a Person who satisfies the requirements for election as a Director and is subject to all of the liabilities of any other Director, but so that the total number of the Directors shall not at any time exceed the maximum number fixed, if any, but the Individual so elected shall cease to hold office at the termination of the first Shareholders Meeting to be held after the appointment of such Individual as a Director unless he is elected at such Shareholders Meeting (and for the avoidance of doubt, if the first Shareholders Meeting held after his appointment is the Annual General Meeting, his ceasing to hold office at that Annual General Meeting shall not constitute a retirement by rotation and accordingly he shall not be included in the 1/3 (one third) of the Directors retiring from office at that Annual General Meeting).

22.4.2.                                   Should the number of Directors fall below the number fixed by or pursuant to this MOI as the minimum, the remaining Directors must, as soon as possible, and, in any event, not later than 3 (three) months from the date that the number of Directors falls below the minimum, fill the vacancies or call a Shareholders Meeting for the purpose of filling the vacancies.  A failure by the Company to have the minimum number of Directors during the 3 (three) month period does not limit or negate the authority of the Board or invalidate anything done by the Board. After the expiry of the 3 (three) month period, the remaining Directors shall only be permitted to act for the purpose of filling vacancies or calling Shareholders Meetings.

22.4.3.                                   If there is no Director able and willing to act, then –

22.4.3.1.                         any Holder entitled to exercise Voting Rights in the election of a Director; or

22.4.3.2.                         the Company Secretary,

may convene a Shareholders Meeting for the purpose of electing Directors.

22.5.                     Record of Directors

22.5.1.                                   The Company shall maintain a record of its Directors, including, in respect of each Director, that Person’s -

22.5.1.1.                         full name, and any former names;

22.5.1.2.                         identity number or, if the Person does not have an identity number, the Person’s date of birth;

22.5.1.3.                         nationality and passport number, if the Person is not a South African;

22.5.1.4.                         occupation;

22.5.1.5.                         date of their most recent election or appointment as Director of the Company;

22.5.1.6.                         name and registration number of every other company or foreign company of which the Person is a director, and in the case of a foreign company, the nationality of that company; and

22.5.1.7.                         the address for service for that Director; and

22.5.1.8.                         any professional qualifications and experience of the Director, to the extent necessary to enable the Company to comply with the requirement that at least 1/3 (one-third) of the members of the Company’s Audit committee at any particular time must have academic qualifications, or experience in economics, law, corporate governance, finance, accounting, commerce, industry, public affairs or human resource management.

22.5.2.                                   With respect to each past Director, the Company must retain the information in terms of clause 22.5.1 for 7 (seven) years after the past Director retired from the Company.

23.                               CESSATION OF OFFICE AS DIRECTOR OR ALTERNATE DIRECTOR

23.1.                     A Director or Alternate Director shall cease to hold office a such –

23.1.1.                                   immediately he becomes Ineligible or Disqualified or the Board resolves to remove him on such basis and in the latter case the Director / Alternate Director has not within the permitted period filed an application for review or has filed such an application but the court has not yet confirmed the removal (during which period he/she shall be suspended);

23.1.2.                                   when his term of office contemplated in clauses 22.2, 22.3 and 22.4 expires;

23.1.3.                                   when he dies;

23.1.4.                                   when he resigns by Written notice to the Company;

23.1.5.                                   if there are more than 3 (three) Directors in office and if the Board determines that he has become incapacitated to the extent that the Person is unable to perform the functions of a Director, and is unlikely to regain that capacity within a reasonable time, and the Director / Alternate Director has not within the permitted period filed an application for review or has filed such an application but the court has not yet confirmed the removal (during which period he shall be suspended);

23.1.6.                                   if he is declared delinquent by a court, or placed on probation under conditions that are inconsistent with continuing to be a Director of the Company;

23.1.7.                                   if he is removed by Ordinary Resolution;

23.1.8.                                   if there are more than 3 (three) Directors in office and if he is removed by resolution of the Board for being negligent or derelict in performing the functions of a Director or having an interest that conflicts with the interests of the Company, and the Director / Alternate Director has not within the permitted period filed an application for review or has filed such an application but the court has not yet confirmed the removal (during which period he shall be suspended);

23.1.9.                                   if he files a petition for the surrender of his estate or an application for an administration order, or if he commits an act of insolvency as defined in the insolvency law for the time being in force, or if he makes any arrangement or composition with his creditors generally;

23.1.10.                            if he is otherwise removed in accordance with any provisions of this MOI;

23.1.11.                            if he is absent from meetings of the Directors for 6 (six) consecutive months without leave of the Directors and is not at any such meeting during such 6 (six) consecutive months represented by an Alternate Director;

23.1.12.                            if he reaches the age of 70 (seventy), when he shall retire at the end of that year, provided that, subject to clauses 22.1, 22.2, 22.3 and 22.3.8, the Directors, by unanimous resolution taken by secret ballot, may on an annual basis extend a Director’s terms of office, but not beyond the end of the year he turns 73 (seventy three);

24.                               REMUNERATION OF DIRECTORS AND ALTERNATE DIRECTORS AND MEMBERS OF BOARD COMMITTEES

24.1.                     The Directors or Alternate Directors or members of Board committees shall be entitled to such remuneration for their services as Directors or Alternate Directors or members of Board Committees, the basis of which must be approved from time to time by Special Resolution within the previous 2 (two) years.

24.2.                     In addition, the Directors and Alternate Directors shall be entitled to be reimbursed by the Company for all reasonable expenses incurred in travelling to and from meetings of the Directors and Holders, and the members of the Board committees shall be entitled to all reasonable expenses in travelling to and from meetings of the members of the Board committees, as determined by a disinterested quorum of Directors. The Company may pay or grant any type of remuneration contemplated in sections 30(6)(b) to (g) to any executive Directors.

24.3.                     To the extent permitted in terms of the Companies Act, Listings Requirements or the listings requirements of any Exchange on which the Securities of the Company are listed in addition to the JSE, a Director may be employed –

24.3.1.                                   in any other capacity in the Company; or

24.3.2.                                   as a director or employee of a company controlled by, or itself a Subsidiary of, the Company,

and in that event, his appointment and remuneration in respect of such other office must be determined by a disinterested quorum of Directors of the Company in clause 24.3.1 or the company referred to in clause 24.3.1, as the case may be.

25.                               FINANCIAL ASSISTANCE FOR DIRECTORS AND PRESCRIBED OFFICERS AND THEIR RELATED AND INTER-RELATED PARTIES

The Board’s powers to provide direct or indirect financial assistance as contemplated in section 45(2) are not limited in any manner, provided all the requirements in section 45 have been met.

26.                               GENERAL POWERS AND DUTIES OF DIRECTORS

26.1.                     The powers granted to the Directors in terms of section 66(1) are not limited.

26.2.                     The Directors may borrow money and secure the payment or repayment thereof upon terms and conditions which they may deem fit in all respects and, in particular, through the issue of debentures which bind as security all or any part of the property of the Company, both current and future.

26.3.                     The Board must appoint a chief executive officer and an executive financial Director, (provided always that the number of Directors so appointed as the holders of any such executive office, including a chairman who holds an executive office, but not a chairman who is a non-executive Director, shall at all times comply with clause 22.1.1) for such period as contemplated in clause 26.4 (not exceeding 5 (five) years) and at such remuneration (whether by way of salary or commission, or participation in profits or partly in one way and partly in another) and generally on such terms it may think fit, and it may be made a term of his appointment that he be paid a pension, gratuity or other benefit on his retirement from office.

26.4.                     The Board may from time to time remove or dismiss a Director from any executive office referred to in clause 26.3 and appoint another or others in his or their place or places, provided such appointment shall be for a period not exceeding 5 (five) years at a time and at such remuneration and on such terms as it may think fit. A chief executive officer and an executive financial Director is subject to the same provisions as to retirement by rotation and removal from office as other Directors of the Company, and if either of them for any reason ceases to hold office as Director, he shall ipso facto immediately cease to be the chief executive officer or the executive financial Director, as the case may be.

26.5.                     The Board may from time to time entrust to and confer upon a chief executive officer, executive financial Director, manager or Director holding a similar executive office any of the powers vested in the Directors as it may think fit for a period of time and to be exercised for general or specific objects and upon such terms and with such restrictions as it may think fit. The Board may from time to time revoke or vary all or any of such powers.

26.6.                     The Directors may exercise the Voting Rights attached to the shares in any other company held or owned by the Company in all respects in the manner in which they deem fit.

27.                                       BOARD COMMITTEES

27.1.                     The Directors may appoint any number of Board committees and –

27.1.1.                                    constitute such committees –

27.1.1.1.                       as required in terms of the Companies Act, Listings Requirements and the listings requirements of any Exchange on which the Securities of the Company are listed in addition to the JSE; and

27.1.1.2.                      as recommended in terms of any applicable code of good corporate governance;

27.1.2.                                    delegate to such committees any authority of the Board, subject to the delegations of authority set out in the terms of reference applicable to each committee.

27.2.                     The members of any such committees may include Persons who are not Directors, but such Persons shall not be able to vote.

27.3.                     A Director may be appointed to more than one Board Committee.

27.4.                     No Person shall be appointed as a member of a Board committee, if he is Ineligible or Disqualified and any such appointment shall be a nullity. A Person placed under probation by a court must not serve as a member of a Board committee unless the order of court so permits.

27.5.                     The Board, from time to time, may prescribe general qualifications for an Individual to serve as a member of a Board committee in addition to the requirements of the Companies Act.

27.6.                     A member of a Board committee shall cease to hold office as such immediately he becomes Ineligible or Disqualified in terms of the Companies Act.

27.7.                     Committees of the Board may consult with or receive advice from any Person, provided that the prior written consent of the Company Secretary to any such consultation with, or request for advice from, any such Person has been obtained.

27.8.                     Meetings and other proceedings of a committee of the Board consisting of more than 1 (one) member shall be governed by the provisions of this MOI regulating the meetings and proceedings of Directors in so far as they are applicable thereto and are not substituted by terms of reference provided for by the Board in terms of clause 27.1.

27.9.                     The composition of such committees, a brief description of their mandates, the number of meetings held and other relevant information must be disclosed in the annual report of the Company.

28.                               PERSONAL FINANCIAL INTERESTS OF DIRECTORS AND PRESCRIBED OFFICEORS AND MEMBERS OF BOARD COMMITTEES

28.1.                     For the purposes of this clause 28 (Personal Financial Interests of Directors and Prescribed Officers and Members of Board Committees), -

28.1.1.                                    “Director” includes an Alternate Director, a Prescribed Officer, and a Person who is a member of a committee of the Board, irrespective of whether or not the Person is also a member of the Board; and

28.1.2.                                    “Related Person” when used in reference to a Director, has the meaning set out in section 1, but also includes a second company of which the Director or a Related Person is also a Director, or a close corporation of which the Director or a Related Person is a Member.

28.2.                     This clause 28 (Personal Financial Interests of Directors and Prescribed Officers and Members of Board Committees) shall not apply to a Director in respect of a decision that may generally affect –

28.2.1.                                    all of the Directors in their capacity as Directors, but in that case all the Directors shall act in accordance with and as if section 75(3) were applicable unless the Directors are acting pursuant to an authorization given by the Holders for the Directors to make a decision within certain thresholds, relating to their capacity as Directors; or

28.2.2.                                    a class of Persons, despite the fact that the Director is one member of that class of Persons, unless the only members of the class are the Director or Persons Related or Inter-related to the Director.  In such event the Director shall be treated as not having a Personal Financial Interest, unless the class is predominantly made up of Directors and Persons Related or Inter-related to such Directors and in the circumstances the conflict of the Director requires the provisions of this clause 28 (Personal Financial Interests of Directors and Prescribed Officers and Members of Board Committees) to apply.

28.3.                     If despite the Listings Requirements, there is only 1 (one) Director in office at any time, and since the Company is listed and that Director cannot as a result hold all of the Beneficial Interests of all of the issued Securities of the Company, that Director may not -

28.3.1.                                   approve or enter into any agreement in which the Director or a Related Person has a Personal Financial Interest; or

28.3.2.                                   as a Director, determine any other matter in which the Director or a Related Person has a Personal Financial Interest,

unless the agreement or determination is approved by an Ordinary Resolution after the Director has disclosed the nature and extent of that Personal Financial Interest to those entitled to vote on such Ordinary Resolution.

28.4.                     At any time, a Director may disclose any Personal Financial Interest in advance, by delivering to the Board, or Holders (if the circumstances contemplated in clause 28.3 prevail), a notice in Writing setting out the nature and extent of that Personal Financial Interest, to be used generally by the Company until changed or withdrawn by further Written notice from that Director.

28.5.                     If, in the reasonable view of the other non-conflicted Directors, a Director or the Related Person in respect of such Director acts in competition with the Company relating to the matter to be considered at the meeting of the Board, the Director shall only be entitled to such information concerning the matter to be considered at the meeting of the Board as shall be necessary to enable the Director to identify that such Personal Financial Interest exists or continues to exist.

28.6.                     If a Director (whilst the circumstances contemplated in clause 28.3 are not applicable), has a Personal Financial Interest in respect of a matter to be considered at a meeting of the Board, or Knows that a Related Person has a Personal Financial Interest in the matter, that Director must comply with the requirements set out in section 75(5).

28.7.                     If a Director acquires a Personal Financial Interest in an agreement or other matter in which the Company has a Material interest, or Knows that a Related Person has acquired a Personal Financial Interest in the matter, after the agreement or other matter has been approved by the Company, the Director must promptly disclose to the Board, or to the Holders entitled to vote (if the Company is a company contemplated in clause 28.3), the nature and extent of that Personal Financial Interest. and the material circumstances relating to the Director’s or Related Person’s acquisition of that Personal Financial Interest.

28.8.                     A decision by the Board, or a transaction or agreement approved by the Board, or by the Holders (if the Company is a company contemplated in clause 28.3), is valid despite any Personal Financial Interest of a Director or Person Related to the Director, only if –

28.8.1.                                   it was approved following the disclosure of the Personal Financial Interest in the manner contemplated in this clause 28 (Personal Financial Interests of Directors and Prescribed Officers and Members of Board Committees); or

28.8.2.                                   despite having been approved without disclosure of that Personal Financial Interest, it has been ratified by an Ordinary Resolution following disclosure of that Personal Financial Interest or has been declared to be valid by a court.

29.                               PROCEEDINGS OF DIRECTORS

29.1.                     Convening of Directors Meetings

29.1.1.                                   A Director authorised by the Board (or the Company Secretary on the request of a Director authorised by the Board) –

29.1.1.1.                         may, at any time, call a meeting of the Directors; and

29.1.1.2.                         must call a meeting of the Directors if required to do so by at least–

29.1.1.2.1.                                       25% (twenty five per cent) of the Directors, in the case of a Board that has at least 12 (twelve) members; or

29.1.1.2.2.                                       2 (two) Directors, in any other case.

29.1.2.                                   The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit.

29.1.3.                                   All meetings shall be held at the place determined by the chairman and in the absence of the chairman, shall be held where the Company’s Registered Office is for the time being situated. A meeting of Directors may be conducted by Electronic Communication and any of the Directors may participate in a meeting by Electronic Communication provided that the Electronic Communication facility employed ordinarily enables all Persons participating in that meeting to communicate concurrently with each other without an intermediary, and to participate effectively in the meeting.

29.2.                     Notice of Directors Meetings

29.2.1.                                   The Directors may determine what period of notice shall be given of meetings of Directors and may determine the means of giving such notice which may include telephone, telefax or Electronic Communication. For matters requiring urgent resolution by the Directors, notice of meetings may be given by telephone or Electronic Communication. It shall be necessary to give notice of a meeting of Directors to all Directors (including Alternate Directors).

29.2.2.                                   If all of the Directors –

29.2.2.1.                         acknowledge actual receipt of the notice;

29.2.2.2.                         are present at a meeting of the Directors; or

29.2.2.3.                         waive notice of the meeting,

the meeting may proceed even if the Company failed to give the required notice of that meeting, or there was a defect in the giving of the notice.

29.3.                     Quorum

29.3.1.                                   The quorum for a Directors’ meeting is 5 (five) Directors of which not less than 3 (three) Directors shall be non-executive.

29.3.2.                                   A meeting of Directors at which a quorum is present shall be authorised to exercise all or any of the powers and authorities which vest in the Directors or which may be exercised by them in terms of this MOI or the Companies Act.

29.4.                     Chairman

29.4.1.                                   The Directors may elect a chairman, vice-chairman and/or lead independent non-executive Director of their meetings and determine the period for which they are to hold office.

29.4.2.                                   If no chairman or vice-chairman is elected, or if at any meeting the chairman or vice-chairman has given notice of their inability to be present at the meeting, or such chairman or vice-chairman is not present within 5 (five) minutes after the time appointed for holding it, or such chairman or vice-chairman is present at the Directors meeting but is unwilling to act as chairman, the Directors present may choose one of their number to be chairman of the meeting. If an interim vacancy in the office of chairman or vice-chairman arises, the Directors may elect a chairman or vice-chairman, as the case may be.

29.5.                     Voting

29.5.1.                                   Each Director has 1 (one) vote on a matter before the Board and a majority of the votes cast on a resolution is sufficient to approve that resolution.

29.5.2.                                   In the case of a tied vote the chairman may not cast a deciding vote and the matter being voted on fails.

29.5.3.                                   The Company must keep minutes of the meetings of the Board, and any of its committees as prescribed in the Companies Act.

29.5.4.                                   Resolutions adopted by the Board –

29.5.4.1.                         must be dated and sequentially numbered; and

29.5.4.2.                         are effective as of the date of the resolution, unless the resolution states otherwise.

29.5.5.                                   Any minutes of a meeting, or a resolution, or any extract therefrom, signed by the chairman of the meeting, or by the chairman of the next meeting of the Board, or by any Person authorised by the Board to sign same in his stead, or by any 2 (two) Directors, are/is evidence of the proceedings of that meeting, or adoption of that resolution, as the case may be, without the necessity for further proof of the facts stated. The Company Secretary or his authorised nominee may sign an extract from the minutes of a Board meeting, or a resolution, which shall constitute evidence of the proceedings of that meeting, or adoption of that resolution, as the case may be, without the necessity for further proof of the facts stated.

29.5.6.                                   A Written resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted, provided that each Director who is able to receive notice, has received notice of the matter to be decided. For the purposes hereof a Written resolution means a resolution passed other than at a meeting of Directors, in respect of which, subject to clause 29.5.3, a majority of Directors (for which purpose one or more Alternate Directors shall be entitled to sign a round robin resolution if one or more Directors are not able to sign or timeously return a signed copy of the resolution, and without his vote/s the requisite majority cannot be achieved), voted in favour by signing in Writing a resolution in counterparts or otherwise. Any such resolution may consist of one or more documents, with the same form and contents, which in aggregate have been signed by the required number of Directors or Alternate Directors.

30.                               VALIDITY OF ACTS OF DIRECTORS

As regards all Persons dealing in good faith with the Company, all acts of a Director shall be valid notwithstanding any defect that may afterwards be discovered in his appointment or election.

31.                               PRESCRIBED OFFICERS

31.1.                     No Person shall act as a Prescribed Officer, if he is Ineligible or Disqualified. A Person placed under probation by a court must not consent to be appointed to an office or undertake any functions which would result in him being a Prescribed Officer nor act in such office nor undertake any such functions unless the order of court so permits.

31.2.                     A Prescribed Officer shall cease to hold office immediately after he becomes Ineligible or Disqualified in terms of the Companies Act or the Company’s employment policies.

32.                               APPOINTMENT OF COMPANY SECRETARY

32.1.                     The Directors must appoint the Company Secretary from time to time, who –

32.1.1.                                   shall be a permanent resident of South Africa and remain so while serving as Company Secretary; and

32.1.2.                                   shall have the requisite knowledge of, or experience in, any law relevant to or affecting the Company; and

32.1.3.                                   may be a Juristic Person subject to the following –

32.1.3.1.                         every employee of that Juristic Person who provides company secretary services, or partner and employee of that partnership, as the case may be, is not Ineligible or Disqualified;

32.1.3.2.                         at least 1 (one) employee of that Juristic Person, or one partner or employee of that partnership, as the case may be, satisfies the requirements in clauses 32.1.1 and 32.1.2.

32.2.                     Within 60 (sixty) Business Days after a vacancy arises in the office of Company Secretary, the Board must fill the vacancy by appointing a Person whom the Board considers to have the requisite knowledge and experience. A change in the membership of a Juristic Person or partnership that holds office as Company Secretary does not constitute a vacancy in the office of Company Secretary, if the Juristic Person or partnership continues to satisfy the requirements of clause 32.1.3.

32.3.                     If at any time a Juristic Person or partnership holds office as Company Secretary of the Company –

32.3.1.                                   the Juristic Person or partnership must immediately notify the Board if the Juristic Person or partnership no longer satisfies the requirements of clause 32.1.3, and is regarded to have resigned as Company Secretary upon giving that notice to the Company;

32.3.2.                                   the Company is entitled to assume that the Juristic Person or partnership satisfies the requirements of clause 32.1.3, until the Company has received a notice contemplated in clause 32.3.1; and

32.3.3.                                   any action taken by the Juristic Person or partnership in performance of its functions as Company Secretary is not invalidated merely because the Juristic Person or partnership had ceased to satisfy the requirements of clause 32.1.3 at the time of that action.

32.4.                     The Company Secretary may resign from office by giving the Company 1 (one) month’s Written notice or less than that with the prior Written approval of the Board.

32.5.                     If the Company Secretary is removed from office by the Board, the Company Secretary may, by giving Written notice to that effect to the Company by not later than the end of the financial year in which the removal took place, require the Company to include a statement in its annual Financial Statements relating to that financial year, not exceeding a reasonable length, setting out the Company Secretary’s contention as to the circumstances that resulted in the removal. The Company must include this statement in the Directors’ report in its annual Financial Statements.

33.                               DISTRIBUTIONS

33.1.                     The Company –

33.1.1.                                   may make Distributions from time to time, provided that –

33.1.1.1.                         any such Distribution –

33.1.1.1.1.                                       is pursuant to an existing legal obligation of the Company, or a court order; or

33.1.1.1.2.                                       the Board, by resolution, has authorised the Distribution in accordance with the Companies Act;

33.1.1.2.                         it reasonably appears that the Company will satisfy the Solvency and liquidity Test immediately after completing the proposed Distribution; and

33.1.1.3.                         the Board, by resolution, has acknowledged that it has applied the Solvency and Liquidity Test and reasonably concluded that the Company will satisfy the Solvency and Liquidity Test immediately after completing the proposed Distribution;

33.1.1.4.                         no obligation is imposed, if it is a distribution of capital, that the Company is entitled to require it to be subscribed again;

33.1.1.5.                         any payment to Shareholders which is not pro rata to all Shareholders will be regarded as a specific payment and will require the Company to obtain the approval of its Shareholders at a Shareholders Meeting, which approval is not required in respect of cash dividends paid out of retained income, scrip dividends or capitalisation issues; and

33.1.1.6.                         where the underlying Securities are unlisted when the Company effects a Distribution in specie by way of an unbundling (either by way of pro rata or specific payment) or where such Securities become unlisted as a result of the unbundling, Shareholder approval is required;

33.1.2.                                   must before incurring any debt or other obligation for the benefit of any Holders, comply with the requirements in clause 33.1.1,

and must complete any such Distribution fully within 120 (one hundred and twenty) Business Days after the acknowledgement referred to in clause 33.1.1.3, failing which it must again comply with the aforegoing.

33.2.                     No notice of change of address or instructions as to payment received less than 3 (three) Business Days before the date of payment of the dividend or other Distribution, shall become effective until after the dividend or other Distribution has been made, unless the Board so determines at the time the dividend or other Distribution is approved.

33.3.                     All unclaimed Distributions as contemplated in this clause–

33.3.1.                                   will be held for a period of 3 (three) years without the Company being entitled to use same; and

33.3.2.                                   after the expiry of the 3 (three) year period referred to in clause 33.3.1, may be invested or otherwise be made use of by the Directors for the benefit of the Company, without the payment of interest, provided that any dividend or other Distribution remaining unclaimed for a period of not less than 12 (twelve) years from the date on which it became payable may be forfeited by resolution of the Directors for the benefit of the Company and upon the passing of such resolution the Holders concerned shall no longer have any claim against the Company in respect thereof.

33.4.                     The Company shall be entitled at any time to delegate its obligations in respect of unclaimed dividends or other unclaimed Distributions, to any one of the Company’s bankers from time to time.

33.5.                     Where Shareholders reside outside South Africa, the Directors are empowered, subject to applicable law, to make Distributions in another appropriate currency and in such case to determine the date upon which and the exchange rate at which the Distributions shall be converted into that other currency.

33.6.                     If any problem arises in connection with a Distribution, the Directors may settle such Distribution as they deem fit, and in particular may determine the value in respect of a Distribution in specie of the assets forming part thereof, and may determine to make cash payments as necessary, and may vest any such assets in trustees upon such trust for the Persons entitled to the Distribution as they deem fit.

33.7.                     If several Persons are registered as the joint Holders of any Security, any one of such Persons may give valid receipts for all the Distributions in respect of such Security.

33.8.                     Each Holder shall provide the Company with his banking details in Writing and notify the Company in Writing of any changes to such banking details. A Distribution will be paid by electronic funds transfer or otherwise as the Board may from time to time decide, unless a particular Holder requests in Writing for such payment to be made by cheque (in which case that Holder shall bear the risk of such payment by cheque). Proof of payment shall be sent to the Electronic Address of the Holder entitled thereto or to any other address requested by him in the case of joint Holders and to that one of them named first in the Securities Register in respect of such joint Holding, and such proof of payment exempts the Company of liability in respect of such Distribution. If a Shareholder has requested that Distributions be paid to him by cheque and the amount of any 1 (one) Distribution is less than R100 (one hundred Rand), such amount shall be retained in trust, in the Company’s unclaimed Distributions account, for the benefit of such Shareholder until such amount exceeds R100 (one hundred Rand), whereupon it shall be paid by the Company to the Shareholder.

34.                               LOSS OF DOCUMENTS

The Company shall not be responsible for the loss in transmission of any cheque, warrant, certificate or (without any limitation eiusdem generis) other document sent through the post either to the registered address of any Holder or to any other address requested by the Holder.

35.                               NOTICES

35.1.                     The Company may give notices, documents, records or statements by personal delivery to the Holder or holder of Beneficial Interests or by sending them prepaid through the post or by transmitting them by fax or by Electronic Communication to such Person’s last known fax number or address, as the case may be. The Company must give notice of –

35.1.1.                                   any Shareholders Meeting in the manner referred to in clause 35.1 to each Person entitled to vote at such Shareholders Meeting, other than proxies and Persons entitled to vote at such Shareholders Meeting who have elected not to receive such notice;

35.1.2.                                   availability of a document, record or statement to the Holder or holder of Beneficial Interests in the manner prescribed in the Companies Act and/or the Regulations.

35.2.                     Any Holder or holder of Beneficial Interests who/which has furnished an Electronic Address to the Company, by doing so –

35.2.1.                                   authorises the Company to use Electronic Communication to give notices, documents, records or statements to him; and

35.2.2.                                   confirms that same can conveniently be printed by the Holder / holder of the Beneficial Interests within a reasonable time and at a reasonable cost.

35.3.                     A Holder or Person entitled to Securities (or his executor) shall be bound by every notice in respect of the Securities Delivered to the Person who was, at the date on which that notice was Delivered, shown in the Securities Register or established to the satisfaction of the Directors (as the case may be) as the Holder of or Person entitled to the Securities, notwithstanding that the Holder or Person entitled to Securities may then have been dead or may subsequently have died or have been or become otherwise incapable of acting in respect of the Securities, and notwithstanding that any transfer of the Securities was not registered at that date. The Company shall not be bound to enter any Person in the Securities Register as entitled to any Securities until that Person gives the Company an address for entry on the Securities Register.

35.4.                     If joint Holders are registered in respect of any Securities or if more than 1 (one) Person is entitled to Securities, all notices shall be given to the Person named first in the Securities Register in respect of the Securities, and notice so Delivered shall be sufficient notice to all the Holders of or Persons entitled to or otherwise interested in the Securities.

35.5.                     The Company shall not be bound to use any method of giving notice, documents, records or statements or notices of availability of the aforegoing, contemplated in the Regulations in respect of which provision is made for deemed delivery, but if the Company does use such a method, the notice, document, record or statement or notice of availability of the aforegoing shall be deemed to be delivered on the day determined in accordance with Table CR3 in the Regulations (which is included as Schedule 5 for easy reference but which does not form part of this MOI for purposes of interpretation). In any other case, when a given number of days’ notice or notice extending over any period is required to be given (which are not Business Days which shall be calculated in accordance with clause 2 (Calculation of Business Days)), the provisions of clause 2 (Calculation of Business Days) shall also be applied.

35.6.                     The holder of a Share warrant to bearer shall not, unless it be otherwise expressed in the warrant, be entitled in respect thereof to notice of any Shareholders Meeting or otherwise, except by way of advertisement in a Johannesburg daily newspaper, provided that where a branch Securities Register or transfer office has been established, such advertisement shall also be inserted in at least 1 (one) daily newspaper circulating in the district in which any branch Securities Register or transfer office is located, for at least 7 (seven) days. Any notice given by advertisement shall be deemed to have been delivered on the first day when the newspaper containing such advertisement shall be published.

35.7.                     As regards the signature of an Electronic Communication by a Holder, it shall be in such form as the Directors may specify to demonstrate that the Electronic Communication is genuine, or failing any such specification by the Directors, subject to section 13 of the Electronic Communications and Transactions Act, it shall be constituted by the Holder indicating in the Electronic Communication that it is the Holder’s intention to use the Electronic Communication as the medium to indicate the Holder’s approval of the information in, or the Holder’s signature of the document in or attached to, the Electronic Communication which contains the name of the Holder sending it in the body of the Electronic Communication.

36.                               INDEMNITY

36.1.                     For the purposes of this clause 36 (Indemnity), “Director” includes a former Director, an Alternate Director, a Prescribed Officer, a Person who is a member of a committee of the Board, irrespective of whether or not the Person is also a member of the Board and a member of the Audit committee.

36.2.                     The Company may –

36.2.1.                                   not directly or indirectly pay any fine that may be imposed on a Director, or on a Director of a Related company, as a consequence of that Director having been convicted of an offence in terms of any national legislation unless the conviction was based on strict liability;

36.2.2.                                   advance expenses to a Director to defend litigation in any proceedings arising out of the Director’s service to the Company; and

36.2.3.                                   directly or indirectly indemnify a Director for –

36.2.3.1.                         any liability, other than in respect of –

36.2.3.1.1.                                       any liability arising in terms of section 77(3)(a), (b) or (c) or from wilful misconduct or wilful breach of trust on the part of the Director; or

36.2.3.1.2.                                       any fine contemplated in clause 36.2.1;

36.2.3.2.                         any expenses contemplated in clause 36.2.2, irrespective of whether it has advanced those expenses, if the proceedings –

36.2.3.2.1.                                       are abandoned or exculpate the Director; or

36.2.3.2.2.                                       arise in respect of any other liability for which the Company may indemnify the Director in terms of clause 36.2.3.1.

36.3.                     The Company may purchase insurance to protect –

36.3.1.                                   a Director against any liability or expenses contemplated in clause 36.2.2 or clause 36.2.3; or

36.3.2.                                   the Company against any contingency including but not limited to –

36.3.2.1.                         any expenses –

36.3.2.1.1.                                       that the Company is permitted to advance in accordance with clause 36.2.2; or

36.3.2.1.2.                                       for which the Company is permitted to indemnify a Director in accordance with clause 36.2.3.2; or

36.3.2.2.                         any liability for which the Company is permitted to indemnify a Director in accordance with clause 36.2.3.1.

36.4.                     The Company is entitled to claim restitution from a Director of the Company or of a Related company for any money paid directly or indirectly by the Company to or on behalf of that Director in any manner inconsistent with section 78.

36.5.                     Subject to the provisions of this MOl, no Director is liable for the acts, receipts, neglect or default of any other Director, or for joining, for the sake of conformity, in any receipt or other act, or for loss or expense suffered or incurred by the Company as a result of the insufficiency or deficiency of title to any property acquired by order of the Directors for and on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the money of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or unlawful act of any Person with whom money or Securities were deposited, or for any loss or damage occasioned by any error of judgement or oversight on his part, or for any other loss, damage or misfortune of whatever nature which occurred in the execution of the duties of his office or in relation thereto, unless same occurred in consequence of his own negligence, neglect, breach of duty or disregard of trust.

37.                               REPURCHASE OF SECURITIES

Subject to clause 39.5, the Company is authorised to repurchase its Securities subject to compliance with the Companies Act and the Listings Requirements, including for the purposes of an odd-lot offer as contemplated in the Listings Requirements.

38.                               WINDING-UP

Upon winding-up, any part of the assets of the Company remaining after the payment of the liabilities of the Company and the costs of liquidation, including Securities of other companies, may –

38.1.                     with the sanction of a Special Resolution, be divided in specie among the Shareholders in proportion to the number of Shares respectively held by each of them, provided that the provisions of this MOl shall be subject to the rights of the Holders of Securities issued upon special conditions; or

38.2.                     with the same sanction, be vested in trustees for the benefit of such Shareholders, and the liquidation of the Company may be finalised and the Company dissolved.

39.                               RIGHTS, PRIVILEGES AND CONDITIONS ATTACHING TO THE PREFERRED ORDINARY SHARES

The Preferred Ordinary Shares in the Share capital of the Company shall have the following rights, privileges and conditions –

39.1.                     Definitions

39.1.1.                                   In this clause 39, headings are for convenience only and shall not be used in its interpretation and, unless the context clearly indicates a contrary intention, an expression which denotes any gender includes the other genders, any reference to a natural person includes a reference to an artificial or juristic person and vice versa, the singular includes the plural and vice versa and the followings words and expressions shall bear the meanings assigned to them below and cognate expressions shall bear corresponding meanings –

39.1.1.1.                         “Board” - the board of directors of the Company from time to time;

39.1.1.2.                         “Business Day” - each calendar day, other than Saturdays, Sundays and official public holidays in South Africa, on which banks are open for business in South Africa;

39.1.1.3.                         “Cessation of Preferred Rights” – the automatic cessation of all Privileges and Conditions set out in Articles 39.3, 39.4, 39.5, 39.6, 39.7, 39.8, 39.12 and 39.13 attaching to a Preferred Ordinary Share and the automatic re-designation of such Preferred Ordinary Share into and as an Ordinary Share in accordance with clause 39.11;

39.1.1.4.                         “Class A Preference Share” - a class A cumulative fixed rate redeemable preference share with a par value of ZAR0,01 (one cent) in the issued Share capital of Groups FundCo and/or Public FundCo (as the context may indicate);

39.1.1.5.                         “Class A Preference Shareholder” in relation to a Class A Preference Share – the registered holder (as reflected in the Securities Register of Groups FundCo and/or Public FundCo, as the case may be) of that Class A Preference Share from time to time and for the time being;

39.1.1.6.                         “Class A Preference Share Terms” – the rights, privileges and conditions attaching to the Class A Preference Shares, as set out in the Groups FundCo Subordination and Agency Agreement and the Public FundCo Subordination and Agency Agreement (as the context may indicate);

39.1.1.7.                         “Class B Preference Share” - a Class B cumulative fixed rate redeemable preference Share with a par value of ZAR0,01 (one cent) in the issued Share capital of Groups FundCo and/or Public FundCo (as the context may indicate);

39.1.1.8.                         “Class B Preference Shareholder’’ - in relation to a Class B Preference Share – the registered holder (as reflected in the Securities Register of Groups FundCo and/or Public FundCo, as the case may be) of that Class B Preference Share from time to time and for the time being;

39.1.1.9.                         “Class B Preference Share Terms”– the rights, privileges and conditions attaching to the Class B Preference Shares, as set out in the Groups FundCo Subordination and Agency Agreement and the Public FundCo Subordination and Agency Agreement (as the context may indicate);

39.1.1.10.                  “Class C Preference Share” - a Class C cumulative floating rate redeemable preference Share with a par value of ZAR0,01 (one cent) in the issued Share capital of Groups FundCo and/or Public FundCo (as the context may indicate);

39.1.1.11.                  “Class C Preference Shareholder” in relation to a Class C Preference Share – the registered holder (as reflected in the Securities Register of Groups FundCo and/or Public FundCo, as the case may be) of that Class C Preference Share from time to time and for the time being;

39.1.1.12.                  “Class C Preference Share Terms” – the rights, privileges and conditions attaching to the Class C Preference Shares, as set out in the Groups FundCo Subordination and Agency Agreement and the Public FundCo Subordination and Agency Agreement (as the context may indicate);

39.1.1.13.                  “Credit for STC” – the amount of any dividends accrued to a company which may be deducted from the amount of any dividend declared by that company in determining the net amount of such dividend declared in accordance with the provisions of section 64B(3) of the Income Tax Act, 1962;

39.1.1.14.                  “Dividend” in respect of a class of Shares - a dividend declared or otherwise paid by the Company to the Registered Holders of that class of Shares in their capacity as such;

39.1.1.15.                  “Encumber”- any

39.1.1.15.1.                                mortgage, pledge, lien, assignment or cession conferring security, hypothecation, security interest, preferential right, trust arrangement, lease, option, right of first refusal, right of pre-emption, right of retention or any other encumbrance securing any obligation of any person;

39.1.1.15.2.                                agreement, arrangement or transaction under or pursuant to which –

39.1.1.15.2.1.                      a security interest is created and/or security is granted over any asset; and/or

39.1.1.15.2.2.                      any money or claims to, or for the benefit of, a bank or other account may be applied, set-off or made subject to a combination of accounts so as to effect a full or partial discharge of any sum owed or payable to any person; or

39.1.1.15.3.                                other type of preferential agreement, arrangement or transaction (including any title transfer and retention arrangement), the effect of which is the creation of a security interest, and the words “Encumbrance” and “Encumbered” shall be construed in a like manner;

39.1.1.16.                  “Final Preferred Ordinary Dividend”– a Dividend deemed to be declared and required to be paid in respect of each Preferred Ordinary Share on the Redesignation Date of such Preferred Ordinary Share, as contemplated in clause 39.4.3.2;

39.1.1.17.                  “Groups FundCo”– Sasol lnzalo Groups Funding Proprietary Limited (Registration No. 2007/030536/07), a private company with limited liability duly incorporated under the laws of South Africa;

39.1.1.18.                  “Groups FundCo Call Option”– the call option granted by the Groups FundCo Preference Shareholders to the Company as set out in clause 10 of the Groups FundCo Subordination and Agency Agreement;

39.1.1.19.                  “Groups FundCo Preference Share” - a Class A Preference Share, a Class B Preference Share or a Class C Preference Share issued by Groups FundCo from time to time;

39.1.1.20.                  “Groups FundCo Preference Share Agent” – the preference Share agent appointed by the Groups FundCo Preference Shareholders in writing to act on their behalf pursuant to clause 4 of the Groups FundCo Subordination and Agency Agreement;

39.1.1.21.                  “Groups FundCo Preference Shareholder” - a registered holder of one or more Groups FundCo Preference Shares at that point in time;

39.1.1.22.                  “Groups FundCo Redesignation Date” in respect of a Preferred Ordinary Share held by Groups FundCo – the date on which a Cessation of Preferred Rights occurs in respect of that Preferred Ordinary Share and on which that Preferred Ordinary Share is automatically re-designated into an Ordinary Share, being the date which is the earlier of –

39.1.1.22.1.                                the 10th (tenth) anniversary of the Issue Date of the first Preferred Ordinary Share to be issued; or

39.1.1.22.2.                                the date of receipt by the Company of a written notice from the Groups FundCo Preference Share Agent referring to the Preferred Ordinary Shares held by Groups FundCo and confirming that a Redemption Event has occurred in respect of any Groups FundCo Preference Share, unless the Company has at such date already exercised its rights under the Groups FundCo Call Option, provided that if such date falls on a day which is not a Business Day, the Groups FundCo Redesignation Date shall fall on the immediately succeeding Business Day;

39.1.1.23.                  “Groups FundCo Subordination and Agency Agreement” – the written subordination and agency agreement concluded between the Groups FundCo Preference Share Agent, the Company, Sasol Financing Proprietary Limited, the subscribers for Groups FundCo Preference Shares listed in annexure A to that agreement and Groups FundCo;

39.1.1.24.                  “Holder” at a point in time - a Registered Holder of a Preferred Ordinary Share at that point in time;

39.1.1.25.                  “Issue Date” of a Preferred Ordinary Share - the date on which that Preferred Ordinary Share is issued;

39.1.1.26.                  “Normal Distribution” in respect of Ordinary Shares (or any class of Shares in the Share capital of the Company other than the Preferred Ordinary Shares) - any Shareholder Distribution declared and paid by the Company in respect of Ordinary Shares (or that other class of Shares other than the Preferred Ordinary Shares) which is not a Special Distribution;

39.1.1.27.                  “Ordinary Shareholder” at a point in time - the Registered Holder of one or more Ordinary Shares at that point in time;

39.1.1.28.                  “Person” includes natural persons, companies, corporations, close corporations, trusts, foundations, firms, partnerships and other entities, juristic persons and associations of persons, wheresoever incorporated or registered and whether or not incorporated or registered;

39.1.1.29.                  “Post-Redemption Event Cashflow Waterfall” in relation to the Preferred Ordinary Shares, held by –

39.1.1.29.1.                                Groups FundCo — the “Post-Redemption Event Cashflow Waterfall” as defined in the Class A Preference Share Terms, Class B Preference Share Terms and Class C Preference Share Terms for purposes of the rights, conditions and privileges of any Class A Preference Share, any Class B Preference Share or any Class C Preference Share issued by Groups FundCo;

39.1.1.29.2.                                Public FundCo — the “Post-Redemption Event Cashflow Waterfall” as defined in the Class A Preference Share Terms, Class B Preference Share Terms and Class C Preference Share Terms for purposes of the rights, conditions and privileges of any Class A Preference Share, any Class B Preference Share or any Class C Preference Share issued by Public FundCo;

39.1.1.30.                  “Preferred Ordinary Dividend” - the cumulative preferential cash Dividend payable on each Preferred Ordinary Share, as provided for in clause 39.4;

39.1.1.31.                  “Preferred Ordinary Share Class Meeting” - a class meeting of the Holders as contemplated in clause 39.8;

39.1.1.32.                  “Preference Share Agent” - the Groups FundCo Preference Share Agent or the Public FundCo Preference Share Agent, as the context may indicate;

39.1.1.33.                  “Prime Rate” - the publicly quoted prime rate of interest (percent, per annum, compounded monthly in arrears and calculated on a 365 (three hundred and sixty five) day year irrespective of whether or not the year is a leap year) as published by The Standard Bank of South Africa Limited, (or its successor) as being its prime rate from time to time, as certified by any manager of such bank whose authority, appointment and designation need not be proved;

39.1.1.34.                  “Privileges and Conditions” – the provisions and conditions attaching to the Preferred Ordinary Shares, as set out in this clause 39;

39.1.1.35.                  “Public FundCo” - Sasol Inzalo Public Funding Proprietary Limited (Registration No. 2008/000072/07), a private company with limited liability duly incorporated under the laws of South Africa;

39.1.1.36.                  “Public FundCo Call Option” - the call option granted by the Public FundCo Preference Shareholders to the Company as set out in clause 10 of the Public FundCo Subordination and Agency Agreement;

39.1.1.37.                  “Public FundCo Preference Share” - a Class A Preference Share, a Class B Preference Share or a Class C Preference Share issued by Public FundCo from time to time;

39.1.1.38.                  “Public FundCo Preference Share Agent” – the preference Share agent appointed by the Public FundCo Preference Shareholders in writing to act on their behalf pursuant to clause 4 of the Public FundCo Subordination and Agency Agreement;

39.1.1.39.                  “Public FundCo Preference Shareholder” at a point in time - a registered holder of one or more Public FundCo Preference Shares at that point in time;

39.1.1.40.                  “Public FundCo Redesignation Date” in respect of a Preferred Ordinary Share held by Public FundCo – the date on which a Cessation of Preferred Rights occurs in respect of that Preferred Ordinary Share and on which that Preferred Ordinary Share is automatically re-designated into an Ordinary Share, being the date which is the earlier of –

39.1.1.40.1.                                the 10th (tenth) anniversary of the Issue Date of the first Preferred Ordinary Share to be issued; or

39.1.1.40.2.                                the date of receipt by the Company of a written notice from the Public FundCo Preference Share Agent referring to the Preferred Ordinary Shares held by Public FundCo and confirming that a Redemption Event has occurred in respect of any Public FundCo Preference Share held by Public FundCo unless the Company has at such date already exercised its rights under the Public FundCo Call Option, provided that if such date falls on a day which is not a Business Day, the Public FundCo Redesignation Date shall fall on the immediately succeeding Business Day;

39.1.1.41.                  “Public FundCo Subordination and Agency Agreement” – the written subordination and agency agreement concluded between the Public FundCo Preference Share Agent, the Company, Sasol Financing Proprietary Limited, the subscribers for Public FundCo Preference Shares listed in annexure A to that agreement and Public FundCo;

39.1.1.42.                  “Redemption Event” in relation to the Preferred Ordinary Shares held by –

39.1.1.42.1.                                Groups FundCo - the occurrence of a “Redemption Event” as defined in the Class A Preference Share Terms, Class B Preference Share Terms and Class C Preference Share Terms under and for purposes of the rights, conditions and privileges of any Class A Preference Share, any Class B Preference Share or any Class C Preference Share issued by Groups FundCo;

39.1.1.42.2.                                Public FundCo - the occurrence of a “Redemption Event” as defined in the Class A Preference Share Terms. Class B Preference Share Terms and Class C Preference Share Terms under and for purposes of the rights, conditions and privileges of any Class A Preference Share, any Class B Preference Share or any Class C Preference Share issued by Public FundCo;

39.1.1.43.                  “Redesignation Date” – the Groups FundCo Redesignation Date and/or the Public FundCo Redesignation Date, as the context may indicate;

39.1.1.44.                  “Registered Holder” of a Share in the Company as at a point in time - the holder of that Share at that time as reflected in the Securities Register of the Company;

39.1.1.45.                  “Shareholder Distribution” in respect of a class of Shares - a Dividend, a capital or other distribution or any other payment to Registered Holders of that class of Shares in their capacity as such;

39.1.1.46.                  “Special Distribution” - any Dividend or other Shareholder Distribution declared and paid by the Company which (i) does not coincide (in respect of date) with either the normal annual final Dividend or normal semi-annual interim Dividend declared by the Company on or in respect of the Ordinary Shares, or (ii) entails the declaration or distribution of any Dividend in specie, or (iii) entails the payment or distribution of an amount exceeding 5% (five per cent) of the Company’s market capitalisation on the JSE as at the date of declaration, but then only in respect of the amount of such excess, or (iv) is paid in respect of the Preferred Ordinary Shares as a result of a share buy-back transaction in terms of clause 39.5, or (v) is described by the Board as a special, extraordinary or abnormal Dividend or Shareholder Distribution;

39.1.1.47.                  “STC” - secondary tax on companies levied in terms of the Income Tax Act 58 of 1962 (as amended, repromulgated or substituted from time to time);

39.1.1.48.                  “Tax” - any tax, duty, levy, surcharge or imposition of any nature whatever, and any penalties or interest payable in respect thereof, which may be lawfully imposed under the laws of South Africa, including STC or any other tax on Dividends.

39.1.2.                                   When calculating any increase, decrease and/or reduction for purposes of determining any Tax, Credit for STC or credit for Tax on Dividends, such calculation shall be done on the basis of no double counting.

39.1.3.                                   When the day for performance of any obligation of the Company in relation to the Preferred Ordinary Shares is not a Business Day then the Company shall perform such obligation on the immediately succeeding Business Day on the basis that such later performance shall not affect any calculation required to be made in respect of the Preferred Ordinary Shares.

39.1.4.                                   All calculations to be made by applying an annualised rate to an amount shall be made on the basis of the assumption that the year in question is a 365 (three hundred and sixty five) day year.

39.1.5.                                   Any term used in this clause 39 that refers to a South African legal concept or process (for example, without limiting the aforegoing, winding-up, judicial management, curatorship or the like) shall be deemed to include a reference to the equivalent or analogous concept or process in any other jurisdiction to the laws of which the Company may be or become subject.

39.1.6.                                   Any reference to any statute, regulation or other legislation shall be a reference to that statute, regulation or other legislation as at the Issue Date, and as amended or substituted from time to time.

39.1.7.                                   Any reference to any agreement, deed, bond or other document shall include a reference to all annexures, appendices, schedules and other attachments thereto and shall be a reference to that agreement, deed, bond or other document (including such annexures, appendices, schedules and other attachments thereto) as amended, novated and/or replaced from time to time.

39.1.8.                                   Any reference to “Subsidiary”, “Subsidiary Company”, “Subsidiaries” or “Holding Company” shall be given the meaning which would be ascribed thereto in accordance with the provisions of the Companies Act. Where any term is defined within a particular clause of this MOl other than this clause 39, that term shall bear the meaning ascribed to it in that clause wherever it is used in this clause 39.

39.1.9.                                   Where any period or number of days is to be calculated, such period or number shall be calculated as including the first day and excluding the last day, provided that if the last day of such period or number so calculated falls on a day which is not a Business Day, the last day shall be deemed to be the immediately succeeding day which is a Business Day.

39.1.10.                            The use of the word “including”, “include” and “includes” followed by a specific example/s shall not be construed as limiting the meaning of the general wording preceding it and the eiusdem generis rule shall not be applied in the interpretation of such wording or such specific example/s.

39.1.11.                            The word “Dispose” shall mean any form of alienation of any property or assets and any agreement for such form of alienation of property or assets and shall include a sale, donation, pledge, cession, assignment or licence, and the words “Disposed”, “Disposition” and “Disposal” shall be construed in a like manner, provided that the payment of money shall not constitute a Disposal.

39.1.12.                            The word “Month” means a period starting on one day in any calendar month and ending on the day before the numerically corresponding day in the next calendar month, provided that (i) if any such period would otherwise end on a day in the later calendar month which is not a Business Day, it shall end on the immediately preceding Business Day in the later calendar month and (ii) if a period starts on the last Business Day in a calendar month, or if there is no numerically corresponding day in the next calendar month in which that period ends, that period shall end on the last Business Day in that later calendar month.

39.2.                     Issue and certificates

39.2.1.                                   Other than in regard to the Preferred Ordinary Shares consented to be issued by the JSE on or about 29 February 2008, Preferred Ordinary Shares shall only be issued in accordance with such requirements as the JSE may impose from time to time. Each Preferred Ordinary Share shall be issued at such subscription price as may be agreed in writing between the Company and the Subscriber for that Preferred Ordinary Share, and each Preferred Ordinary Share shall, until its Redesignation Date, have the rights, privileges and conditions as set out in these Privileges and Conditions.

39.2.2.                                   The Share certificate issued by the Company to a Holder in respect of each Preferred Ordinary Share held by such Holder shall be endorsed with the amount originally paid for the issue of that Preferred Ordinary Share.

39.3.                     Ranking

Save as provided to the contrary in clauses 39.4 to 39.9 (both inclusive) and in clauses 39.11 to 39.13 (both inclusive), each Preferred Ordinary Share shall, until its Redesignation Date, rank pari passu in all respects with each Ordinary Share, including in relation to the right (i) to vote, (ii) to receive notice of, attend and speak at all Shareholder Meetings, (iii) to participate in any rights, capitalisation, share split, bonus, consolidation, unbundling transactions or other similar issues and offers, and (iv) to participate in and receive any Special Distribution declared or distributed by the Company to its Ordinary Shareholders, but specifically excluding the right to participate in and receive any Normal Distribution declared or distributed by the Company to its Ordinary Shareholders.

39.4.                     Preferred Ordinary Dividends

39.4.1.                                   The Board shall be entitled, from time to time, to declare and pay any Dividend and to declare and distribute any other Shareholder Distribution to any Ordinary Shareholder other than Holders, provided that (notwithstanding any other provision of this MOl), -

39.4.1.1.                         no such declaration shall be made unless done on the basis that the payment of such Dividend or the distribution of such other Shareholder Distribution (as the case may be) shall be subject to the prior payment in full of all Preferred Ordinary Dividends that should, in terms of the following provisions of this clause 39.4, have been declared and paid as at such point in time; and

39.4.1.2.                         no such payment or distribution shall be made unless and until the Company has declared and paid all Preferred Ordinary Dividends that should, in terms of the following provisions of this clause 39.4, have been declared and paid as at such point in time.

39.4.2.                                   Notwithstanding the provisions of clause 39.4.1, the Board shall be entitled to declare and pay any Dividend and any other Shareholder Distribution to the Registered Holders of preference Shares in the Share capital of the Company prior to the Company declaring and paying all Preferred Ordinary Dividends that should have been declared and paid as at such point in time.

39.4.3.                                   Notwithstanding any other provision of this MOl and irrespective of whether there are sufficient profits, reserves or other amounts available for distribution, each Preferred Ordinary Share shall confer on the Holder thereof, the right to receive and be paid (in priority to the Ordinary Shareholders and the Registered Holders of any other class of Shares in the capital of the Company, other than the Registered Holders of preference Shares), a Preferred Ordinary Dividend (which shall be deemed to have been declared) consisting of-

39.4.3.1.                         on each of 31 March and 30 September in each year that –

39.4.3.1.1.               falls between (i) the Issue Date of the first Preferred Ordinary Share to be issued and (ii) the earlier of the third anniversary of the Issue Date of the 1st (first) Preferred Ordinary Share to be issued, the Redesignation Date of the last Preferred Ordinary Share still in issue and the date on which the Company is deregistered or wound-up, in circumstances where -

39.4.3.1.1.1.                             the period preceding the relevant date of 31 March and 30 September is a full 6 (six) month period, an amount per Preferred Ordinary Share of ZAR16 (sixteen Rand) per annum payable in equal instalments on each such dates of 31March and 30 September in respect of the 6 (six) month period preceding each such date of 31 March and 30 September; or

39.4.3.1.1.2.                             the period preceding the relevant date of 31 March and 30 September is not a full 6 (six) month period, an amount per Preferred Ordinary Share equal to ZAR16 (sixteen Rand) multiplied by the actual number of days in the relevant period and divided by 365 (three hundred and sixty five) in respect of such period shorter than 6 (six) months; and

39.4.3.1.2.               falls between (i) the 3rd (third) anniversary of the Issue Date of the 1st (first) Preferred Ordinary Share to be issued and (ii) the earlier of the 6th (sixth) anniversary of the Issue Date, and the Redesignation Date of the last Preferred Ordinary Share still in issue and the date on which the Company is deregistered or wound-up, an amount per Preferred Ordinary Share of ZAR22 (twenty two Rand) per annum payable in equal instalments on each such dates of 31 March and 30 September in respect of the 6 (six) month period preceding each such date of 31 March and 30 September; or

39.4.3.1.3.               falls between (i) the 6th (sixth) anniversary of Issue Date of the 1st (first) Preferred Ordinary Share to be issued and (ii) the Redesignation Date of the last Preferred Ordinary Share still in issue and the date on which the Company is deregistered or wound-up, an amount per Preferred Ordinary Share of ZAR28 (twenty eight Rand) per annum payable in equal instalments on each such dates of 31 March and 30 September in respect of the 6 (six) month period preceding each such date of 31 March and 30 September, provided that if any such date of 31 March or 30 September is not a Business Day, the relevant amount shall be paid on the Business Day immediately succeeding it; plus

39.4.3.2.                         on the Redesignation Date of each Preferred Ordinary Share or the date on which the Company is deregistered or wound-up (whichever occurs first), an amount in respect of that Preferred Ordinary Share equal to the amount determined in terms of clause 39.4.3.1 multiplied by the actual number of days in the period from the last date referred to in clause 39.4.3.1 on which an amount was paid up to such Redesignation Date or date of deregistration or winding-up (as the case may be) and divided by 365 (three hundred and sixty five) in respect of such period; plus

39.4.3.3.                         to the extent that any amount referred to in clause 39.4.3.1 and clause 39.4.3.2 is not paid in full on the relevant date referred to in clause 39.4.3.1 or clause 39.4.3.2 (as the case may be), an additional amount determined by compounding the unpaid amount at the Prime Rate for the period from the relevant date referred to in clause 39.4.3.1 or clause 39.4.3.2 (as the case may be) up to (and including) the date on which it is actually paid in full, compounded monthly in arrear; plus

39.4.3.4.                         if, for any reason, any amount declared or paid to a Holder in terms of this clause 39.4 is or becomes subject to Tax in the hands of the Holder and/or is or becomes the subject of any deduction or withholding on account of Tax, a further amount (if any) in order to place that Holder in the same overall net after Tax position that it would have been in had same not been the case, provided that the Company shall not be required to pay any amount pursuant to this clause 39.4 if the payment thereof would leave the Company in a worse overall net after Tax position than it would have been in on the Issue Date of the 1st (first) Preferred Ordinary Share (as set out in clause 39.4.5); plus

39.4.3.5.                         if, for any reason, any amount paid to a Holder in terms of this clause 39.4 does not carry an amount equal to 10% (ten per cent) of the amount so paid in the form of a Credit for STC or a credit for a Tax on Dividends for which the Holder is responsible, a further amount (if any), in the form of a Dividend, in order to place that Holder in the same overall net after Tax position that it would have been in had same not been the case, provided that the Company shall not be required to pay any amount pursuant to this clause 39.4.3.5 if the payment thereof would leave the Company in a worse overall net after Tax position than what it would have been in on the Issue Date of the 1st (first) Preferred Ordinary Share (as set out in clause 39.4.5).

39.4.4.                                   The Company shall be entitled to increase any amount determined in terms of clause 39.4.3 from time to time.

39.4.5.                                   For purposes of determining the Company’s overall net after Tax position as referred to in clauses 39.4.3.3 and 39.4.3.5–

39.4.5.1.                         it is recorded that, as at the Issue Date of the 1st (first) Preferred Ordinary Share to be issued, the Company would (i) not have been entitled to claim any deduction for or reduction of Tax in respect of any amounts paid to any Holder in terms of this clause 39, (ii) have been obliged to pay STC of 10% (ten per cent) on all amounts declared for payment to the Holders in terms of this clause 39, (iii) not have to pay Tax on Dividends paid to Holders, and (iv) not have been obliged to deduct from or pay any withholding Tax on Dividends paid to Holders; and

39.4.5.2.                         only circumstances which relate to the Preferred Ordinary Shares shall be taken into account for the determination to be made.

39.4.6.                                   For purposes of determining a Holder’s overall net after Tax position as referred to in clauses 39.4.3.3 and 39.4.3.5, it is recorded that, as at the Issue Date of the 1st (first) Preferred Ordinary Share to be issued, that Holder would (i) not have to pay Tax on any Dividend accrued to or received by it, and (ii) have received a benefit in the form of a Credit for STC on any Dividend accrued to or received by it in an amount equal to 10% (ten per cent) of the amount so accrued or received.

39.4.7.                                   Notwithstanding any other provision contained in this clause 39, it is hereby recorded that if STC is abolished and replaced with a new withholding tax on dividends (as contemplated in the Media Statement published by the South African Revenue Services on 20 February 2008, headed “Conversion of the Secondary Tax on Companies (“STC”) to a Shareholder Dividend Tax”), each Preferred Ordinary Dividend shall increase to such amount derived by multiplying the then applicable Preferred Ordinary Dividend by the sum of 1 (one) plus the lower of 0.1 (zero comma one) and the rate of STC applicable immediately prior to such abolition.

39.5.                     Share buy-backs

Notwithstanding the provisions of clause 39.3, until the Redesignation Date, the Company shall not (without the prior written consent of Groups FundCo or Public FundCo holding such Preferred Ordinary Shares, as the case may be) be entitled to buy-back any Preferred Ordinary Share unless –

39.5.1.                                   such buy-back transaction is conducted in respect of Ordinary Shares pursuant to a general repurchase of Securities where the Company undertakes to buy-back Securities pro rata from all its Shareholders and such transaction complies with the requirements of a general repurchase of Securities as contained in the Listings Requirements, and the objective of such buy-back transaction is not to accommodate the introduction of any new Shareholder (or class of Shareholders) or the change in Shareholding of any existing Shareholder (or class of Shareholders) in the Company;

39.5.2.                                   the proceeds received as a result of such buy-back transaction will constitute a Special Distribution; and

39.5.3.                                   such buy-back transaction constitutes an arms’ length transaction specifically approved by the Company.

39.6.                     Winding-up

On a deregistration or winding-up of the Company -

39.6.1.                                   all Preferred Ordinary Dividends that should, in terms of clause 39.4, have been declared and paid as at such point in time, shall automatically be declared (to the extent not yet declared) and shall be paid in priority to any Shareholder Distribution to Ordinary Shareholders or the Registered Holders of any other classes of Shares in the capital of the Company from time to time other than any Shareholder Distributions to the Registered Holders of preference Shares; and

39.6.2.                                   thereafter, each Preferred Ordinary Share shall participate pari passu with each Ordinary Share in the remaining profits and assets of the Company.

39.7.                     No listing

The Preferred Ordinary Shares are not, and shall not at any time prior to their respective Redesignation Dates, be listed on the JSE or any other stock or securities exchange.

39.8.                     Preferred Ordinary Share Class Meetings

39.8.1.                                   If and to the extent the provisions of this clause 39.8 conflict with those in clauses 20.1 to 20.2, the provisions of this clause 39.8 shall prevail in respect of the Preferred Ordinary Shares.

39.8.2.                                   Any modification of, or alteration or variation to, any of the Privileges and Conditions may only be effected with the prior approval of a Shareholder Meeting and with the prior written consent of both Preference Share Agents (if, at the time, there is any Class A Preference Share, any Class B Preference Share or any Class C Preference Share in issue) and with the prior –

39.8.2.1.                         written consent of each of the Holders; or

39.8.2.2.                         sanction of a resolution passed at a Preferred Ordinary Share Class Meeting by 75% (seventy five per cent) of the votes exercisable and exercised by Holders who are present in Person or by proxy or represented at such Preferred Ordinary Share Class Meeting.

39.8.3.                                   The provisions of clauses 20.1 to 20.4 relating to Shareholder Meetings shall apply, mutatis mutandis, to each Preferred Ordinary Share Class Meeting, except that a quorum at each such Preferred Ordinary Share Class Meeting shall be such Holder(s) (present in Person or by proxy or represented) which are at the time of the Preferred Ordinary Share Class Meeting the Registered Holders of at least one quarter of the then issued Preferred Ordinary Shares; provided that the quorum at any adjourned meeting shall be any Holder.

39.8.4.                                   The provisions of this MOl relating to adjourned Shareholder Meetings shall apply, mutatis mutandis, if a quorum is not present at any Preferred Ordinary Share Class Meeting.

39.9.                     Restriction on sale and encumbrance of Preferred Ordinary Shares

39.9.1.                                   A Holder shall not be entitled to directly or indirectly -

39.9.1.1.                         Dispose of all or any of the Preferred Ordinary Shares held by it or all or any of its rights and/or interests therein or thereto or forming part thereof save pursuant to a share buy-back allowed in terms of clause 39.5 or as may be agreed in writing between the Company, the Holder and the relevant Preference Share Agent(s) (if, at the time, there is any Class A Preference Share, any Class B Preference Share or any Class C Preference Share in issue) from time to time. The Company hereby irrevocably agrees to the Disposal of such number of Preferred Ordinary Shares (or, after the Redesignation Date, Ordinary Shares) as the relevant Preference Share Agent (if, at the time, there is any Class A Preference Share, any Class B Preference Share or any Class C Preference Share in issue) may decide to Dispose in accordance with such written agreement or in accordance with any Encumbrance (permitted in terms of clause 39.9.1.2) that may be given over the Preferred Ordinary Shares in future; or

39.9.1.2.                         Encumber all or any of the Preferred Ordinary Shares or all or any of its rights and/or interests therein or thereto or forming part thereof save as may be agreed in writing between the Company, the Holder and the relevant Preference Share Agent(s) (if, at the time, there is any Class A Preference Share, any Class B Preference Share or any Class C Preference Share in issue) from time to time. The Company hereby irrevocably agrees to the Preferred Ordinary Shares being dealt with in accordance with such written agreement and (once it becomes legally competent to do so) to the Preferred Ordinary Shares being Encumbered as security for the obligations of Groups FundCo to the Groups FundCo Preference Shareholders in relation to the Groups FundCo Preference Shares and as security for the obligations of Public FundCo to the Public FundCo Preference Shareholders in relation to the Public FundCo Preference Shares.

39.9.2.                                   Upon a Disposal of any Preferred Ordinary Shares (or, after the Redesignation Date, Ordinary Shares) as a result of the enforcement of any Encumbrance as security for -

39.9.2.1.                         the obligations of Groups FundCo to the Groups FundCo Preference Shareholders (referred to in clause 39.9.1.2); or

39.9.2.2.                         the obligations of Public FundCo to the Public FundCo Preference Shareholders referred to in clause 39.9.1.2;

any surplus amount that exists after all claims of the Groups FundCo Preference Shareholders and/or the Public FundCo Preference Shareholders (as the case may be) have been satisfied in full, and after payment to Sasol in accordance with the Post-Redemption Event Cashflow Waterfall shall be paid to Groups FundCo and/or Public FundCo (as the case may be).

39.9.3.                                   The Company shall not register any transfer of a Preferred Ordinary Share which is not effected in compliance with this clause 39.9.

39.10.              Consolidations and Subdivisions

If at any time the Ordinary Shares are consolidated into a smaller number of Ordinary Shares, or are subdivided into a larger number of Ordinary Shares, in a specific ratio (“Specific Ratio”), -

39.10.1.                            the Preferred Ordinary Shares shall similarly and simultaneously be consolidated into a smaller number of Preferred Ordinary Shares, or be subdivided into a larger number of Preferred Ordinary Shares (as the case may be), in the Specific Ratio; and

39.10.2.                            the amounts referred to in clauses 39.4.3.1,39.4.3.2 and39.4.3.3 shall similarly be divided and/or multiplied (as the case may be) in the Specific Ratio so as to ensure that the aggregate amount that will be paid on the Preferred Ordinary Shares post such consolidation or subdivision is equal to the aggregate amount that was payable on the Preferred Ordinary Shares prior to such consolidation or subdivision.

39.11.              Cessation of Preferred Rights

39.11.1.                            If any Redemption Event occurs in respect of any Groups FundCo Preference Share, the Groups FundCo Preference Share Agent (if, at the time, there is any Class A Preference Share, any Class B Preference Share or any Class C Preference Share in issue by Groups FundCo and Sasol has not exercised its right to acquire the Class A Preference Shares, the Class B Preference Shares and the Class C Preference Shares) may deliver a written notice to the Company to that effect and advising that a Cessation of Preferred Rights is required in respect of the Preferred Ordinary Shares referred to in such notice.

If any Redemption Event occurs in respect of any Public FundCo Preference Share, the Public FundCo Preference Share Agent (if, at the time, there is any Class A Preference Share, any Class B Preference Share or any Class C Preference Share in issue by Public FundCo and Sasol has not exercised its right to acquire the Class A Preference Shares, the Class B Preference Shares and the Class C Preference Shares) may deliver a written notice to the Company to that effect and advising that a Cessation of Preferred Rights is required in respect of the Preferred Ordinary Shares referred to in such notice.

39.11.2.                            On the Redesignation Date of each Preferred Ordinary Share -

39.11.2.1.                  the Company shall pay the Final Preferred Ordinary Dividend in respect of that Preferred Ordinary Share; and

39.11.2.2.                  there shall automatically occur a Cessation of Preferred Rights in respect of that Preferred Ordinary Share and that Preferred Ordinary Share shall automatically be re-designated as an Ordinary Share, ranking pari passu in all respects with each other Ordinary Share.

39.11.3.                            Within 3 (three) Business Days after the Redesignation Date of each Preferred Ordinary Share, the Company shall procure the necessary electronic entries being made in the Company’s sub-register reflecting the Holder of that Preferred Ordinary Share as holding an Ordinary Share, and from the date on which such entries are made, the Share certificate of the Preferred Ordinary Share shall no longer be valid. The Company shall within such 3 (three) Business Day period also take all necessary steps and comply with all necessary procedures for the dematerialisation of the Preferred Ordinary Shares which have become subject to a Cessation of Preferred Rights with the relevant central securities depository.

39.11.4.                            The Preferred Ordinary Dividends payable in respect of each Preferred Ordinary Share shall cease to accrue from the Redesignation Date of that Preferred Ordinary Share.

39.11.5.                            The Company shall procure that the Ordinary Shares arising pursuant to the Cessation of Preferred Rights shall be listed on any stock or securities exchange on which the issued Ordinary Shares are then listed.

39.11.6.                            In order to comply with any formalities that may be required for any Cessation of Preferred Rights in terms of this clause 39.11 and in order to enable the re designated Ordinary Shares to be listed as envisaged in clause 39.11.5, the Company shall, as soon as reasonably possible, but by no later than 1 (one)

Business Day after the Redesignation Date of each Preferred Ordinary Share, complete any and all documents, and do all other things which may be necessary or desirable for that purpose, and failing timeous compliance by the Company with its obligations in terms hereof, the Company irrevocably and in rem suam appoints each Holder and the relevant Preference Share Agent (or any Person appointed by any of them for such purpose) in its name and stead, to attend to all of the aforegoing.

39.11.7.                            On the Redesignation Date of each Preferred Ordinary Share, all Preferred Ordinary Dividends which have been declared in respect of such Preferred Ordinary Share but which were for any reason whatsoever not paid in full and which remain unpaid at that time and all Preferred Ordinary Dividends that should, in terms of clause 39.4, have been declared and paid in respect of such Preferred Ordinary Share as at such point in time, shall automatically be declared (to the extent not yet declared) and shall be paid in priority to any Shareholder Distribution to Ordinary Shareholders or the Registered Holders of any other classes of shares in the capital of the Company from time to time. The Cessation of Preferred Rights shall not affect any accrued rights of the Holders in terms of this clause 39.

39.11.8.                            The Company shall be liable for any securities transfer tax and/or like Tax, charge or duty which becomes payable by the Holder in respect of a Cessation of Preferred Rights if such Cessation of Preferred Rights occurs as a result of the occurrence of a Redemption Event. To the extent that the Holder pays or becomes liable to pay such securities transfer tax or any such like Tax, charge or duty, the Company shall pay an amount to the Holder equal to the amount so paid by the Holder.

39.12.                                     General

39.12.1.                            Any payment due by the Company to the Holder shall be made without set-off, deduction or any form of withholding whatsoever and shall be made by electronic funds transfer into a bank account nominated in writing by the Holder.

39.12.2.                            The Company shall not be liable for any interest on amounts which are due and payable to, and have been tendered to, the Holder under this clause 39, but which have not been claimed by such Holder.

39.12.3.                            All notices required in terms of this clause 39 shall be in writing.

39.12.4.                            If any certificate issued in respect of a Preferred Ordinary Share is defaced, lost or destroyed, it shall be replaced by the Company only with the prior written consent of the relevant Preference Share Agent (if, at the time, there is any Class A Preference Share or any Class B Preference Share in issue) and upon receipt by the Company of -

39.12.4.1.                  either –

39.12.4.1.1.                                   the defaced certificate; or

39.12.4.1.2.                                an affidavit by the Holder (or a Director of the Holder) to the effect that such certificate has been lost or destroyed; and

39.12.4.1.3.                                a written undertaking by the Holder to indemnify the Company against any loss, liability, damage, cost or expense which the Company may suffer as a result of issuing such replacement certificate.

39.13.       Stipulation

Each of the provisions of this clause 39 which, and to the extent it, confers rights on either Preference Share Agent constitutes a stipulation for the benefit of the relevant Preference Share Agent which may accept same at any time without giving any notice to the Company or to any Holder.

40.                                    DEFINITIONS APPLICABLE TO CLAUSES 41 TO 48

40.1.                    For purposes of clauses 41, 42, 43.1, 44, 45, 46, 47 and 48 the following words shall have the meaning assigned to them hereunder and cognate expressions shall bear corresponding meanings -

40.1.1.                                   “Amended Cash Contract” means the Cash Contract as amended by the Replacement Clauses;

40.1.2.                                   “Amended New Cash Contract” means the New Cash Contract as amended by the Replacement Clauses;

40.1.3.                                   “BEE Compliant Person” means as interpreted by the courts, from time to time –

40.1.3.1.                         as regards a natural person, one who falls within the ambit of the definition of “black people” in the Codes;

40.1.3.2.                         as regards a Juristic Person having Shareholdings or similar members’ interests, one who falls within the ambit of the definitions of BEE controlled company or BEE owned company, as defined in the Codes, using the flow-through principle;

40.1.3.3.                         as regards any other entity, any entity similar to a BEE controlled company or BEE owned company using the flow-through principle which would enable the issuer of Securities owned or controlled by such entity to claim points attributable to the entity’s ownership of the Securities pursuant to the Codes;

40.1.4.                                   “BEE Contract” means the contract to be known by that name, the form of which is prescribed by the JSE which comprises the generic terms set forth therein and, as regards each issuer on the BEE Segment of the Main Board, the additional terms relating to that issuer’s Securities listed on the BEE Segment;

40.1.5.                                   “Beneficial Owner’’ means, in respect of the Sasol BEE Ordinary Shares, the person or entity to whom the risks and rewards of ownership are attributable which is typically evidenced by:-

40.1.5.1.                         the right or entitlement to receive any dividend payable in respect of those Sasol BEE Ordinary Shares; or

40.1.5.2.                         the right to exercise or cause to be exercised in the ordinary course of events, any or all of the voting, conversion, redemption or other rights attached to those Sasol BEE Ordinary Shares; or

40.1.5.3.                         the right to dispose of or direct the disposition of those Sasol BEE Ordinary Shares, or any part of a distribution in respect of those Sasol BEE Ordinary Shares and to have the benefit of the proceeds;

40.1.6.                                   “Broker” means any member of the JSE;

40.1.7.                                   “Bulk Dematerialisation” means the process by which all the Share certificates in respect of Sasol BEE Ordinary Shares, whose holders are not Election Shareholders, are converted, prior to the Designated Date, to an electronic form and such Shares are transferred into the name of the Computershare Nominee Company or the OTC Nominee Company, if the listing on the JSE does not occur, so as to be held by it for and on behalf of the Bulk Dematerialised Shareholders;

40.1.8.                                   “Bulk Dematerialisation Shares” means the Sasol BEE Ordinary Shares that have been dematerialised pursuant to the Bulk Dematerialisation;

40.1.9.                                   “Bulk Dematerialised Shareholders” means all the Holders of Sasol BEE Ordinary Shares who are not Election Shareholders;

40.1.10.                            “Cash Contract” means the contract concluded by the Company with each of the Holders of the certificated Sasol BEE Ordinary Shares during 2008 when the Sasol BEE Ordinary Shares were allotted and issued, which contract contains, inter alia, provisions governing the holding of certificated Sasol BEE Ordinary Shares and a requirement that the Registered Holder and the Beneficial Owner be the same person;

40.1.11.                            “Codes” means the Broad-Based Black Economic Empowerment Codes of Good Practice gazetted under the Broad-Based Black Economic Empowerment Act, No. 53 of 2003;

40.1.12.                            “Computershare” means Computershare Investor Services Proprietary Limited, registration number 2004/003647/07;

40.1.13.                            “Computershare Limited” means Computershare Limited, registration number 2000/006082/06, the current custodian for the certificated Sasol BEE Ordinary Shares;

40.1.14.                            “Computershare Nominee Company” means Computershare Nominees Proprietary Limited, registration number 1999/00543/07, the nominee company designated by Computershare for purposes of being the Registered Holder, holding, in such nominee company’s name, the Bulk Dematerialisation Shares for and on behalf of the Bulk Dematerialised Shareholders pursuant to the Bulk Dematerialisation or any other nominee company appointed by the Company from time to time in its discretion, to be the Registered Holder on behalf of the Bulk Dematerialised Shareholders;

40.1.15.                            “Dematerialised BEE Ordinary Shares” means the Sasol BEE Ordinary Shares that have been dematerialised;

40.1.16.                            “Designated Date” means:-

40.1.16.1.                  if the Sasol BEE Ordinary Shares are to be listed on the JSE, the date on which the Sasol BEE Ordinary Shares are first listed on the JSE; or

40.1.16.2.                  if the Sasol BEE Ordinary Shares are not to be listed on the JSE, the date on which the Sasol BEE Ordinary Shares are first traded on the OTC;

40.1.17.                            “Election Shareholders” means those Holders of certificated Sasol BEE Ordinary Shares who have by the date designated by the Company as the date by which those Holders are required to submit their forms of election, elected to continue to hold their Sasol BEE Ordinary Shares in certificated form by lodging their forms of election;

40.1.18.                            “Empowerment Period” means the period ending on 7 September 2018 or such shorter period as may be determined by the Company in its sole discretion and notified in one national South African newspaper and if the Sasol BEE Ordinary Shares are listed on the JSE, on the Securities Exchange News Service;

40.1.19.                            “New Cash Contract” means the contract prescribed by the Company concluded by a Registered Holder (who is also the Beneficial Owner) who acquired or acquires Sasol BEE Ordinary Shares from 8 September 2010 until the Designated Date;

40.1.20.                            “Nominee Company” means the company in whose name the Dematerialised BEE Ordinary Shares are registered which holds such Shares for and on behalf of the Beneficial Owner;

40.1.21.                            “OTC” means an over the counter trading system which the Company may decide to establish, on which Sasol BEE Ordinary Shares may be traded and which may be operated by an independent administrator for and on behalf of the Company;

40.1.22.                            “OTC Nominee Company” means the nominee company designated by the Company for purposes of being the Registered Holder holding, in such nominee company’s name, the Bulk Dematerialisation Shares for and on behalf of the Bulk Dematerialised Shareholders pursuant to the Bulk Dematerialisation, if the listing on the JSE does not occur;

40.1.23.                            “Public Facllitation Trust” means The Sasol Inzalo Public Facilitation Trust, IT Reference Number: 1182/2008;

40.1.24.                            “Registered Holder” means, if Sasol BEE Ordinary Shares are registered in the Beneficial Owner’s name, the Beneficial Owner, and in any other case means the Nominee Company holding such Shares for and on behalf of the Beneficial Owner;

40.1.25.                            “Replacement Clauses” means the amendments to Annexure 17 forming part of the Cash Contract and to Annexure A of the New Cash Contract, respectively, contained in Schedule 1 to this MOI.

41.                               BULK DEMATERIALISATION

For purposes of enabling the Sasol BEE Ordinary Shares to be traded on the JSE, bearing in mind that all Shares traded on the JSE must be Dematerialised, or facilitating trades on the OTC, if the listing on the JSE does not occur -

41.1.                     the Company shall, at its cost, as regards all the Bulk Dematerialised Shareholders, cause the Bulk Dematerialisation of their Sasol BEE Ordinary Shares prior to the Designated Date and the transfer of such Shares into the name of Computershare Nominee Company or the OTC Nominee Company, as the case may be, (depending on whether the Sasol BEE Ordinary Shares are to be listed on the JSE or not), as the Registered Holder, holding such Shares as nominee for and on behalf of each Bulk Dematerialised Shareholder who will continue to be the Beneficial Owner;

41.2.                     this clause 41 constitutes the instruction by each of the Bulk Dematerialised Shareholders to the Company to convert his certificated Sasol BEE Ordinary Shares into Dematerialised BEE Ordinary Shares prior to the Designated Date as part of the Bulk Dematerialisation. Each of the Bulk Dematerialised Shareholders authorises the Company to appoint Computershare Limited as his duly authorised agent to sign any documents as may be necessary to give effect to the Bulk Dematerialisation;

41.3.                     each of the Bulk Dematerialised Shareholders authorises, to the extent necessary, the Company to release Computershare Limited in its capacity as the custodian of each Bulk Dematerialised Shareholder’s certificated Sasol BEE Ordinary Shares from its obligations to hold in custody the Share certificates in respect of his Bulk Dematerialisation Shares;

41.4.                     each Bulk Dematerialised Shareholder consents, to the extent necessary, to the release by Computershare Limited to the Company of all the information and documentation on which Computershare Limited relied in carrying out its functions as custodian;

41.5.                     the Company and each Bulk Dematerialised Shareholder by participating in the Bulk Dematerialisation shall be deemed to have agreed to the amendment of Annexure 17 forming part of the Cash Contract and Annexure A to the New Cash Contract, respectively, by the Replacement Clauses. The Computershare Nominee Company, when it becomes the Registered Holder, shall be deemed to be bound as regards each Bulk Dematerialised Shareholder by the provisions of the Amended Cash Contract and/or the Amended New Cash Contract, depending on which contract the Bulk Dematerialised Shareholder in question is bound to;

41.6.                     in the event that the Sasol BEE Ordinary Shares are listed on the JSE, each Bulk Dematerialised Shareholder shall be deemed to have agreed to be bound to the custody agreement set out in [Error! Reference source not found.] to this MOI with Computershare Limited and Computershare Nominee Company;

41.7.                     the mere Dematerialisation of any Sasol BEE Ordinary Shares pursuant to the Bulk Dematerialisation shall not be construed as confirmation by the Company that all the Bulk Dematerialised Shareholders are BEE Compliant Persons and the Company shall, notwithstanding the Bulk Dematerialisation, be entitled to verify whether or not any Bulk Dematerialised Shareholder is a BEE Compliant Person.

42.                               CONTINUED APPLICATION OF THE CASH CONTRACT AND/OR THE NEW CASH CONTRACT IN RESPECT OF THE ELECTION SHAREHOLDERS

The Cash Contract or New Cash Contract, as the case may be, to which an Election Shareholder is a party shall remain unaffected by the making of an election by the Election Shareholder to retain his Sasol BEE Ordinary Shares in certificated form.

43.                               ADDITIONAL TERMS OF THE BEE CONTRACT

43.1.                     The provisions of this clause 43 form an integral part of the BEE Contract and must be read as if contained in the BEE Contract. Terms defined in the BEE Contract will apply to clauses 43.2 to 43.8. If the JSE changes the format for any reason of the BEE Contract, as a result of which clause numbering changes, the references to clause numbering in the BEE Contract in this clause 43 shall be read as references to the changed clause numbering.

43.2.                     The Registered Holder is permitted to encumber the Sasol BEE Ordinary Shares subject to clause 15 of the BEE Contract.

43.3.                     For purposes of clause 1.13 of the BEE Contract and clauses 43.3 to 43.8, “Empowerment Period” means the period ending on 7 September 2018 or such shorter period as may be determined by the Company in its sole discretion and notified in one national South African newspaper, and if the Sasol BEE Ordinary Shares are listed on the JSE, on the Securities Exchange News Service.

43.4.                     For purposes of clauses 17.2.2 and 24.2.2 of the BEE Contract the purchase price at which such Shares will be acquired shall be the forced sale value determined by the Company in accordance with the formula set out in clause 43.8, discounted by 50% (fifty per cent).

43.5.                     For purposes of clause 18 of the BEE Contract-

43.5.1.                                   the prescribed periods contemplated in clauses 18.1.2 and 18.3.2 shall be 180 (one hundred and eighty days);

43.5.2.                                   the purchase price contemplated in clauses 18.2.2 and 18.4.2 shall be the forced sale value determined by the Company in accordance with the formula set forth in clause 43.8, discounted by 10% (ten per cent).

43.6.                     For purposes of clause 19 of the BEE Contract:

43.6.1.                                   the prescribed periods contemplated in clauses 19.1.2 and 19.3.3 shall be 180 (one hundred and eighty days);

43.6.2.                                   the purchase price contemplated in clauses 19.2.2 and 19.4.2 shall be the forced sale value determined by the Company in accordance with the formula set forth in clause 43.8, discounted by 10% (ten per cent).

43.7.                     For purposes of clauses 17, 18, 19 and 24 of the BEE Contract the securities transfer tax shall be borne by the Company or its nominee, the Public Facilitation Trust, if it is the buyer of the Shares in question.

43.8.                     For purposes of clauses 43.4, 43.5.2 and 43.6.2 the formula for determining the value of the Sasol BEE Ordinary Shares shall be as follows -

where MV =                              SP

where MV =                              Market value of 1 (one) Sasol BEE Ordinary Share, which does not take into account any liquidity discount resulting from the restrictions on tradability, which may be applied when trading in the Sasol BEE Ordinary Shares after 8 September 2010

where SP =                                     5 (five) day volume weighted average price of an Ordinary Share, being the total value of the Ordinary Shares traded for that period divided by the total number of Ordinary Shares traded for that period.

In the event of any corporate action, the formula will be adjusted appropriately if required.

44.                               RIGHTS, PRIVILEGES AND RESTRICTIONS ATTACHING TO THE SASOL BEE ORDINARY SHARES

44.1.                     The Sasol BEE Ordinary Shares will rank pari passu with the existing Ordinary Shares in the capital of the Company, save that during the Empowerment Period the following restrictions shall apply to the Sasol BEE Ordinary Shares -

44.1.1.                                   the Sasol BEE Ordinary Shares shall be Beneficially Owned only by a person who is a BEE Compliant Person;

44.1.2.                                   in the case of Sasol BEE Ordinary Shares that are -

44.1.2.1.                         dematerialised it shall be permissible to register such Shares in the name of a Nominee Company which is not a BEE Compliant Person, provided that –

44.1.2.1.1.               if the Sasol BEE Ordinary Shares are listed on the JSE, the Beneficial Owner (if he is not a Bulk Dematerialised Shareholder, as the Bulk Dematerialised Shareholders are bound to the Amended Cash Contract or Amended New Cash Contract, as the case may be, in respect of the Bulk Dematerialised Shares) and the Registered Holder have signed a BEE Contract;

44.1.2.1.2.               if the Sasol BEE Ordinary Shares are not listed on the JSE, the Beneficial Owner has complied with the Company’s requirements as regards the OTC;

44.1.2.2.                         certificated it shall not be permissible to register such Shares in the name of a Registered Holder who is not also the Beneficial Owner;

44.1.3.           if, whilst listed on the JSE -

44.1.3.1.                         the Sasol BEE Ordinary Shares are acquired or otherwise transferred after the Designated Date without the Beneficial Owner and (if the Beneficial Owner is also not the Registered Holder) the Registered Holder having signed a BEE Contract; or

44.1.3.2.                         the Sasol BEE Ordinary Shares are dematerialised (other than pursuant to the Bulk Dematerialisation) without the Beneficial Owner and/or the Registered Holder having signed the BEE Contract; or

44.1.3.3.                         a BEE Contract is otherwise required to be signed and is not signed,

and, if the JSE has not, pursuant to its equities rules, if applicable, exercised its discretion to cancel the transaction in terms of which such Shares were acquired by reason of the failure to sign the BEE Contract, the Company shall be entitled, but not obliged, to require the Beneficial Owner and the Registered Holder concerned to remedy the situation by signing the BEE Contract within 10 (ten) days of receipt of a written notice from the Company requiring the Beneficial Owner and the Registered Holder to sign the BEE Contract failing which the Dematerialised BEE Ordinary Shares registered in the name of the Registered Holder in question shall be deemed to have been sold to the

Company or its nominee, the Public Facilitation Trust, on the following terms and conditions -

44.1.3.4.                       the Dematerialised BEE Ordinary Shares shall be acquired with effect from the date on which the Beneficial Owner became the beneficial owner of the Dematerialised BEE Ordinary Shares in question;

44.1.3.5                            the purchase price shall be the forced sale value determined by the Company in accordance with the formula set forth in clause 43.8, discounted by 50% (fifty per cent);

44.1.3.6.                         the purchase price shall be payable by the Company or the Public Facilitation Trust, as the case may be, against transfer of the Dematerialised BEE Ordinary Shares;

44.1.3.7.                         the Dematerialised BEE Ordinary Shares shall be purchased voetstoots and without any warranties or representations of any nature whatsoever, other than the following warranty that no person has any right of any nature whatsoever to acquire the Dematerialised BEE Ordinary Shares in question;

44.1.3.8.                         the securities transfer tax payable shall be borne by the Company or the Public Facilitation Trust, as the case may be;

44.1.4.           if the Sasol BEE Ordinary Shares are not or are no longer listed on the JSE, but are held in dematerialised form, and the Beneficial Owner and (if the Beneficial Owner is also not the Registered Holder) the Registered Holder are not parties to an Amended Cash Contract or an Amended New Cash Contract, the Company shall be entitled, but not obliged, to require the Beneficial Owner and/or the Registered Holder to remedy the situation by signing an Amended Cash Contract or an Amended New Cash Contract within 10 (ten) days of receipt of a written notice from the Company requiring the Beneficial Owner and/or the Registered Holder to sign the Amended New Cash Contract and/or Amended Cash Contract failing which the Dematerialised BEE Ordinary Shares in question shall be deemed to have been sold to the Company or its nominee, the Public Facilitation Trust mutatis mutandis on the terms and conditions set out in clause 44.1.3;

44.1.5.           the Registered Holder and, if the Registered Holder is not the Beneficial Owner, the Beneficial Owner undertake/s not to encumber his Sasol BEE Ordinary Shares at any time during the Empowerment Period unless the terms of the agreement for such encumbrance expressly provide that if the security is realised, the Sasol BEE Ordinary Shares may only be sold to a BEE Compliant Person.

44.2.                     The Sasol BEE Ordinary Shares shall automatically be re-designated as Ordinary Shares, on the expiry of the Empowerment Period.

45.                               DEMATERIALISATION AND RE-MATERIALISATION OF SASOL BEE ORDINARY SHARES (OTHER THAN VIA THE BULK DEMATERIALISATION)

45.1.                     If any Holder of Sasol BEE Ordinary Shares who holds such Shares in a dematerialised form elects at any time to -

45.1.1.           appoint a new person to be the Registered Holder holding such Shares for and on his behalf, he shall, together with such person and the relevant parties, be obliged to sign a replacement BEE Contract;

45.1.2.           hold his Dematerialised BEE Ordinary Shares in certificated form, then such Holder shall be obliged to sign a New Cash Contract unless an existing New Cash Contract to which he is a party is still in place covering Sasol BEE Ordinary Shares being held in certificated form, and the Share certificate in respect of the certificated Sasol BEE Ordinary Shares in question shall be held in custody by Computershare Limited as contemplated in the New Cash Contract.

45.2.                     If any Holder of certificated Sasol BEE Ordinary Shares (including any Election Shareholder) elects to dematerialise his Sasol BEE Ordinary Shares, he shall be obliged to sign a BEE Contract in respect of those Shares being dematerialised. Any Holder of certificated Sasol BEE Ordinary Shares who/which elects to dematerialise his Sasol BEE Ordinary Shares shall by giving written notice to that effect to the Company authorise the Company to -

45.2.1.           release Computershare Limited in its capacity as the custodian of such Holder’s certificated Sasol BEE Ordinary Shares from its obligations to hold in custody the Share certificate/s in respect of the Sasol BEE Ordinary Shares being dematerialised;

45.2.2.           appoint Computershare Limited to sign, to the extent necessary, any documents as may be necessary to give effect to the dematerialisation contemplated in this clause 45.2.

46.                               PROOF OF PARTICIPATION OR OTHER SIMILAR STATEMENTS

Any proof-of-participation or other similar statement issued by the Company to any Holder of Sasol BEE Ordinary Shares which are held in certificated form and accordingly obliged to be held in safe custody, will cease to be of any force or effect from the date on which his Sasol BEE Ordinary Shares are dematerialised.

47.                               SASOL’S RIGHTS TO DELIST SASOL BEE ORDINARY SHARES

In the event that the listings requirements of the JSE so permit and the Company determines that a listing of Sasol BEE Ordinary Shares on the JSE is not ensuring that in general Sasol BEE Ordinary Shares are Beneficially Owned by BEE Compliant Persons only, the Company shall be entitled to delist the Sasol BEE Ordinary Shares form the JSE, provided that it puts in place an alternative trading mechanism.

48.                               CONTACT DETAILS

The Holder of any class of Shares in the issued Share capital of the Company consents to the release by his Participant, Broker, Nominee Company, and/or Agent, as the case may be, of all his contact details to the Company.

Schedule 1- REPLACEMENT CLAUSES

AMENDMENTS TO ANNEXURE 17 FORMING PART OF THE CASH CONTRACT

1.                                      A new “clause A” is inserted above clause 1 which reads as follows:

“As a consequence of the fact that from the Transfer Date you will be the beneficial owner of your Sasol BEE Ordinary Shares, but no longer the registered owner thereof -

A1.                             any reference to “you” in Annexure 17, save as contemplated in clause A2 and clause A3, is to be read from the Transfer Date as a reference to you as the successful applicant for Sasol BEE Ordinary Shares only in your capacity as beneficial owner of your Sasol BEE Ordinary Shares and no longer also as the registered holder;

A2.                             for purposes of clauses 7.2.3, 8.2.3, 8.4, 8.4.3, 9.2.3 and 9.4.3, any reference to “you” from the Transfer Date is to be read referring to the beneficial owner of the Sasol BEE Ordinary Shares and also to the New Registered Shareholder;

A3.                             all obligations imposed on you as the successful applicant for Sasol BEE Ordinary Shares in clauses 5.3.1, 5.3.3 and 8.3.5 of this Agreement in your capacity as registered owner of your Sasol BEE Ordinary Shares will from the Transfer Date bind instead the New Registered Shareholder;

A4.                             you undertake not to cause the New Registered Shareholder to take any action or omit to take any action which would result in the New Registered Shareholder being in breach of any of its obligations under this Agreement;

A5.                             any reference in clauses 7.2.3, 8.2.3, 8.4.3, 9.2.3 and 9.4.3 to the words “against delivery of the transfer form for your Sasol BEE Ordinary Shares. If the Public Facilitation Trust has not received the requisite transfer form within 7 (seven) days from the date when the Public Facilitation Trust gives your executor notice, you agree that the Public Facilitation Trust is irrevocably and in rem suam authorised and appointed as your attorney and agent, or that of your executor, to sign the necessary transfer forms” shall from the Transfer Date be read as a reference to the words “against registration of your Sasol BEE Ordinary Shares in the name of the Public Facilitation Trust”;

A6.                             any reference in clauses 8.1.1.3, 8.2, 8.2.2 and 8.2.3 to “executor” shall from the Transfer Date be read as referring to the executor and also to the New Registered Shareholder;

A7.                             any reference in clauses 9.1.3, 9.2, 9.2.2 and 9.2.3 to “trustee” shall from the Transfer Date be read as referring to the trustee and also to the New Registered Shareholder;

A8.                             any reference in clauses 9.3.5, 9.4, 9.4.2 and 9.4.3 to “liquidator” shall from the Transfer Date be read as referring to the liquidator and also to the New Registered Shareholder.”

2.                                      A new clause 1.2.3A is inserted after clause 1.2.3 which reads as follows -

““BEE Compliant Persons” means as interpreted by the courts, from time to time –

1.2.3A.1                                                  as regards a natural person, a Black Person;

1.2.3A.2                                                  as regards a juristic person having a shareholding or similar member’s interests, one who falls within the ambit of the definitions of BEE Controlled Company* or BEE Owned Company†. using the flow-through principle;

1.2.3A.3                                                  as regards any other entity, any entity similar to a BEE Controlled Company* or BEE Owned Company† using the flow-through principle which would enable Sasol to claim points attributable to the entity’s ownership of Sasol BEE Ordinary Shares pursuant to the Broad-Based Black Economic Empowerment Codes of Good Practice gazetted from time to time under the BEE Act;”

3.                                      A new clause 1.2.3B is inserted after clause 1.2.3A which reads as follows-

““BEE Contract” means the contract, the form of which is prescribed by the JSE and which is required to be signed by at least the proposed beneficial owner of BEE Securities before acquiring such BEE Securities for the first time;”

4.                                      A new clause 1.2.3C is inserted after clause 1.2.3B which reads as follows-

““BEE Securities” means the securities in respect of which the issuer requires that the beneficial owners are BEE Compliant Persons for a period of time as prescribed by the issuer;”

5.                                      A new clause 1.2.21A is inserted after clause 1.2.21 which reads as follows-

““New Registered Shareholder” means, from the Transfer Date, Computershare Nominees Proprietary Limited (Registration No. 1999/008543/07);”

6.                                      A clause 1.1.26 is replaced with the following -

““Sasol BEE Ordinary Shares” means no par value shares in Sasol’s Share capital designated as ‘Sasol BEE Ordinary Shares’;”

7.                                      A new clause 1.2.29A is inserted after clause 1.2.29 which reads as follows -

““Transfer Date” means the date on which your Sasol BEE Ordinary Shares are transferred from you as registered (but not beneficial) holder to the New Registered Shareholder;”

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8.                                      A new clause 2.3 is inserted which reads as follows-

“If you wish from time to time to replace the New Registered Shareholder with another registered shareholder to hold some or all of your Sasol BEE Ordinary Shares, you shall not instruct the New Registered Shareholder to transfer your Sasol BEE Ordinary Shares, nor shall the New Registered Shareholder act on any such instruction, unless you first sign a BEE Contract with the new registered shareholder, which will replace this Agreement in respect of those of your Sasol BEE Ordinary Shares which are transferred to such person as the new registered shareholder.”

9.                                      Clauses 3.2, 3.3, 3.4, 3.5 and 3.6 are deleted with effect from the Transfer Date;

10.                               Clause 4 is amended by the insertion at the end of the following words “From the Transfer Date, you will no longer be the registered owner thereof (as warranted in Part F of the Funded Application Form).”;

11.                               Clause 5.3.1 is amended by the insertion at the end of this clause of the following words -

“You and the New Registered Shareholder shall procure that a copy of such agreement in respect of such Encumbrance is delivered to Sasol;”

12.                               Clause 6.1 is replaced with the following -

“Save for a Sale of the Sasol BEE Ordinary Shares to the Public Facilitation Trust, and, save for the transfer of the Sasol BEE Ordinary Shares to your heirs in the event of your death or the Sale by your liquidator or trustee in the event of your insolvency, the Sale must take place in the Trading Market, provided that Sasol has established one;”

13.                               clauses 7.2.4.1, 8.2.4.1, 8.4.4.1, 9.2.4.1 and 9.4.4.1 are replaced with the following -

“from the Transfer Date, you are the beneficial owner and the New Registered Shareholder is the registered holder of those Sasol BEE Ordinary Shares;”

14.                               A new clause 9A is inserted above clause 10 which reads as follows -

“OBLIGATION ON NEW REGISTERED SHAREHOLDER TO PROCURE TRANSFER OF SASOL BEE ORDINARY SHARES

In respect of clauses 7.2, 8.2, 8.4, 9.2 and 9.4, the New Registered Shareholder will be obliged within 10 (ten) days after receipt of notice from Sasol to instruct the relevant central securities depository participant to effect transfer of your Sasol BEE Ordinary Shares out of the account in the name of the New Registered Shareholder into an account in the name of the Public Facilitation Trust both as registered and beneficial owner.”

15.                               A new clause 12.1.3 is inserted which reads as follows -

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“NEW REGISTERED SHAREHOLDER:

Physical:	70 Marshall Street
Johannesburg
2001

Postal:	PO Box 61051
Marshalltown
2107

Telefax:	(011) 688 5279

Attention:	Company Secretary”

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